Exhibit 10.58

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

CONFIDENTIAL	EXECUTION VERSION

DEVELOPMENT AND MANUFACTURING COLLABORATION AGREEMENT

by and between

VIR BIOTECHNOLOGY, INC.

and

WUXI BIOLOGICS (HONG KONG) LIMITED

25 February 2020

Page

1.	DEFINITIONS		1

2.	GOVERNANCE		12

	2.1	Alliance Managers	12
	2.2	Joint Steering Committee	12
	2.3	JSC Responsibilities	13
	2.4	Subcommittees	13
	2.5	Progress Reports	14
	2.6	Decision Making	14
	2.7	Resolution of Disputes	14

3.	DEVELOPMENT PROGRAM		15

	3.1	Development Program	15
	3.2	Development Activities	16
	3.3	Subcontractors	16
	3.4	Standards of Performance	17
	3.5	Development Data	17
	3.6	Pharmacovigilance	18
	3.7	Development Program Costs	18
	3.8	Materials	18

4.	DEVELOPMENT; REGULATORY; COMMERCIALIZATION		19

	4.1	Development	19
	4.2	Regulatory Matters	19
	4.3	Commercialization	19
	4.4	No Harmful Actions	20
	4.5	Notification of Threatened Action	20
	4.6	Remedial Actions	20
	4.7	Cross-Territorial Restrictions	21

5.	MANUFACTURE AND SUPPLY		21

	5.1	Preclinical and Clinical Supply and Quality Agreement	21
	5.2	Commercial Supply	21
	5.3	Manufacturing Transfer	21
	5.4	Technology Transfer	22
	5.5	Vir Designee	22

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page

Schedule 1.13	–	Amendment to Cell Line License Agreement

Schedule 1.99	–	Vir Background Technology

Schedule 3.1.1	–	Draft Development Plan and Allocation of Development Activities

Schedule 3.1.2	–	Initial Development Work Order

-iv-

DEVELOPMENT AND MANUFACTURING COLLABORATION AGREEMENT

This Development and Manufacturing Collaboration Agreement (this “Agreement”) is made effective as of February 25, 2020 (the “Effective Date”) by and between Vir Biotechnology, Inc., a Delaware corporation having an address at 499 Illinois Street, San Francisco, CA 94158 USA (“Vir”), and WuXi Biologics (Hong Kong) Limited., a Hong Kong corporation with a place of business at Building 1, 288 Fute Zhong Road, Waigaoqiao Free Trade Zone, Shanghai, China 200131 (“WuXi”). Vir and WuXi are each hereafter referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Vir is a biotechnology company focused on discovering, developing, promoting and marketing biopharmaceutical products in the field of infectious diseases throughout the world;

WHEREAS, WuXi and its Affiliates are contract development and manufacturing organizations with significant experience providing biologics development and manufacturing services to biotechnology and pharmaceutical companies;

WHEREAS, the Parties desire to conduct optimization and further development of Vir’s proprietary Antibodies, and to collaborate in connection with the clinical development, manufacturing and commercialization of such Antibodies in the WuXi Territory (in the case of WuXi) and in the Vir Territory (in the case of Vir), as further set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vir and WuXi hereby agree as follows:

1.	DEFINITIONS

Capitalized terms used in this Agreement will have the meanings specified below or elsewhere herein.

1.1

“Affiliate” means, with respect to a Party, any corporation or other business entity controlling, controlled by or under common control with such Party. The term “controlling” (with correlative meanings for the terms “controlled by” and “under common control with”) as used in this definition means either (a) possession of the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest of the applicable corporation or other business entity, or (b) the ability, by contract or otherwise, to control the management of the applicable corporation or other business entity.

1.2	“Agreement” has the meaning set forth in the Preamble.

1.3	“Alliance Manager” shall have the meaning set forth in Section 2.1.

1.4

“Antibody” means a human monoclonal antibody (a) that binds specifically to the Virus (either alone or in addition to binding to any other viral antigen), and (b) that has anti-viral activity in preclinical studies based on well-established methods.

1.5

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act 1977, the UK Bribery Act 2010, the People’s Republic of China (the “PRC”) Criminal Law and the PRC Anti-unfair Competition Law (the “AUCL”), and any other applicable Laws for the prevention of fraud, corruption, racketeering, money laundering or terrorism.

1.6

“Applicable Law” means any law, statute, rule or regulation issued by a Governmental Authority or Regulatory Authority and any judicial, governmental, or administrative order, judgment, decree, or ruling, in each case as applicable to the subject matter of this Agreement and the Parties and having a binding effect on it and them.

1.7	“Approved CMO” has the meaning set forth in Section 5.3.

1.8

“Background Technology” means any Intellectual Property Rights that (a) are Controlled by a Party prior to the Effective Date, (b) are developed independently by or on behalf of a Party in the performance of activities outside the scope of this Agreement and without using or referencing any Confidential Information of the other Party or its Affiliates, or (c) are acquired, licensed, or sublicensed from a Third Party by a Party after the Effective Date (or otherwise come into the Control of a Party).

1.9

“Biosimilar” means, with respect to a given Product in a given country of the Territory, any biological product on the market in such country that is approved (a) by the applicable Regulatory Authority in such country under the biosimilarity standard set forth in the United States under 42 U.S.C. §§ 262(i)(2) and (k), or any similar standard under its foreign equivalent Applicable Law, on a country-by-country basis where such Product is marketed, provided that such Applicable Law exists; and (b) in reliance in whole or in part, on a prior Regulatory Approval (or on any safety or efficacy data submitted in support of such prior Regulatory Approval) of such Product. For countries or jurisdictions where no explicit biosimilar regulations exist, “Biosimilar” includes products which have been deemed to be a Biosimilar or otherwise deemed interchangeable by a Regulatory Authority in such country or jurisdiction. Any product or component thereof licensed, marketed, sold, manufactured, or produced by or on behalf of a Party, its Affiliates or Sublicensees, or by a Third Party that purchased such product or component in a chain of distribution that included a Party, its Affiliates or Sublicensees, will not constitute a Biosimilar.

1.10

“Bispecific Antibody” means a human bispecific antibody that (a) binds specifically to the Virus, (b) is generated by using two Antibodies, that each bind to a different antigen target, or different epitopes on the same target, and (c) has anti-viral activity in preclinical studies based on well-established methods.

1.11	“Business Day” means any day other than a Saturday or Sunday on which banking institutions in San Francisco, California and Hong Kong are open for business.

1.12	“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31.

1.13	“Cell Line License Agreement” means the license agreement between [***].

1.14

“cGLP” means current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (or such other comparable regulatory standards in other jurisdictions in the WuXi Territory or the Vir Territory), as may be amended from time to time.

1.15

“cGMP” means the current standards for systems to assure the proper design, monitoring, and control of processes and facilities to be used for the manufacture, processing, packing, or holding of a drug as specified by applicable laws of the relevant countries at the time of manufacturing conducted in accordance with this Agreement, defined under (a) U.S. 21 C.F.R. Parts 210 and 211 and (b) the equivalent law or regulation in any other applicable jurisdiction in the Vir Territory or the WuXi Territory, each as may be amended from time to time.

1.16

“Change of Control” means, with respect to a Party, (a) a merger, consolidation, recapitalization, or reorganization of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger, consolidation, recapitalization, or reorganization, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of 50% or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets relating to the subject matter of this Agreement. Notwithstanding the foregoing, any transaction or series of transactions effected for the purpose of financing the operations of the applicable Party or changing the form or jurisdiction of organization of such Party (such as an initial public offering or other offering of equity securities to non-strategic investors or corporate reorganization) will not be deemed a “Change of Control” for purposes of this Agreement.

1.17	“Clinical Supply” has the meaning set forth in Section 5.1.

1.18	“Clinical Supply Agreement” has the meaning set forth in Section 5.1.

1.19	“Clinical Trial” means any human clinical trial of a Product.

1.20	“Collaboration Technology” means Collaboration Know-How and Collaboration Patents.

1.21

“Collaboration Know-How” means any and all Know-How that is both (i) Controlled by a Party (or by the Parties, jointly) and (ii) generated in the performance of the activities contemplated under this Agreement.

1.22	“Collaboration Patents” means Patent Rights Controlled by a Party (or by the Parties jointly) that claim or Cover an invention within Collaboration Know-How.

1.23

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, those efforts and resources commensurate with those efforts commonly used in the biopharmaceutical industry by a company of comparable size in connection with the development or commercialization of biopharmaceutical products that are of similar status, including, with respect to commercial potential of the product, the proprietary position of the product, the regulatory status and approval process of the product, the probable profitability of the applicable product, and other relevant factors such as technical, legal, scientific or medical factors. In determining the level of efforts constituting “Commercially Reasonable Efforts,” the following shall not be taken into account: (a) any other pharmaceutical or biologic product a Party is then researching, developing or commercializing, alone or with one or more collaborators or (b) any payment required to be made to the other Party hereunder.

1.24

“Commercialization” or “Commercialize(d)” means any and all activities directed to marketing, promoting, distributing, importing, exporting, using, offering to sell or selling Antibodies or Products, and activities directed to obtaining or maintaining Pricing Approvals, as applicable.

1.25	“Commercial Supply” has the meaning set forth in Section 5.2.

1.26

“Confidential Information” means (a) any information relating to this Agreement, including the terms and existence of this Agreement, and (b) all trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical or biological materials, techniques, marketing plans, strategies, financial information, customer lists, organizational charts or other information or materials that have been conceived, created, discovered, developed or reduced to practice by a Party or its Affiliate, and (c) any other information and materials that are confidential or proprietary to a Party (including all such information and materials of any Third Party), in each case, that are disclosed by such Party or its Affiliate (the “Disclosing Party”) to the other Party or its Affiliate (the “Receiving Party”), regardless of whether any of the foregoing are marked “confidential” or “proprietary”, in each case, whether communicated to the Receiving Party by the Disclosing Party in oral, written, graphic, or electronic form. Each Party will be considered a Receiving Party with respect to the terms and existence of this Agreement.

1.27

“Control” or “Controlled” means, with respect to any Patent Rights or other Intellectual Property Rights, that the applicable Party owns or has a license to such Patent Rights or other Intellectual Property Rights and has the ability to grant to the other Party access to and a license (or sublicense, as applicable) under same without violating the terms of any agreement with a Third Party.

1.28

“Cover” means, as to a particular subject matter at issue and a claim of a relevant Patent Right, that the making, using, selling, offering for sale, or importation of such subject matter would be within the scope of one or more claims of such Patent Right.

1.29

“Develop,” “Developing,” or “Development” means all activities related to preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, Manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, manufacturing (including Manufacturing) in support thereof, statistical analysis and report writing, the preparation and submission of drug approval applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition of or in support of obtaining or maintaining a Regulatory Approval for a Product. When used as a verb, “Develop” means to engage in Development.

1.30	“Development Activities” has the meaning set forth in Section 3.2.

1.31	“Development Budget” has the meaning set forth in Section 3.1.4.

1.32	“Development Data” has the meaning set forth in Section 3.5.

1.33	“Development Plan” has the meaning set forth in Section 3.1.1.

1.34	“Development Program” has the meaning set forth in Section 3.1.1.

1.35	“Development Work Order” means a work order entered into by the Parties under the MSA prior to the Effective Date or at any time during the Term for the conduct of Initial Development Activities.

1.36	“Disclosing Party” has the meaning set forth in Section 1.26.

1.37	“Dispute” has the meaning set forth in Section 14.1.

1.38	“Effective Date” has the meaning set forth in the Preamble.

1.39	“Executive Officers” has the meaning in Section 2.6.2.

1.40

“Exploit” means to research, develop, make, have made, use, offer for sale, sell, have sold, import, export or otherwise exploit, or transfer possession of or title in, a product. Cognates of the word “Exploit” shall have correlative meanings.

1.41	“FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.

1.42	“Field” means all prophylactic, therapeutic, preventive and diagnostic uses in humans.

1.43

“First Commercial Sale” means, with respect to any Product in a country in the WuXi Territory, the first sale for end use or consumption of such Product in such country after Regulatory Approval of such Product has been granted in such country.

1.44

“Governmental Authority” means any federal, state, local, or foreign government, any governmental, regulatory or administrative authority, agency, bureau or commission or any court, tribunal or judicial or arbitral body.

1.45

“Improvement” means, with respect to any Know-How, Patent Rights or other Intellectual Property Rights, any advancement, modification, development or improvement thereto arising as a result of activities under this Agreement.

1.46

“IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 or any comparable filings outside of the United States required to commence human clinical trials in such country or region, including any Clinical Trial Application (“CTA”) or Chinese IND or equivalent filing with the NMPA, and all supplements or amendments that may be filed with respect to the foregoing.

1.47	“Indemnifying Party” has the meaning set forth in Section 12.3.

1.48	“Indemnitee” means a Vir Indemnitee or a WuXi Indemnitee, as applicable.

1.49	“Initial Development Activities” has the meaning set forth in Section 3.1.2.

1.50

“Initial Vir Antibodies” means the Antibodies Controlled by Vir and transferred to WuXi (either before or following the Effective Date) under the terms of the MSA (including any Antibodies transferred under any Development Work Order).

1.51

“Intellectual Property Rights” means all proprietary rights throughout the world, however denominated (whether registered or unregistered), including (a) Patent Rights, (b) copyrights and design rights, (c) Trademarks and all goodwill associated with any and all of the foregoing, (d) Know-How, (e) database rights, (f) domain names, and (g) all other intellectual property rights and all registrations, applications, and rights to apply for any of them.

1.52

“Invention” means any process, method, technique, method of manufacture, composition of matter, discovery, development, know-how, or other invention that is first conceived, developed, generated or reduced to practice, constructively or actually, by or on behalf of either Party or their respective Affiliates or jointly by the Parties (or their respective Affiliates) in the course of performance of activities under this Agreement.

1.53	“Joint Collaboration Patent Rights” means any Patent Rights included in the Joint Collaboration Technology.

1.54	“Joint Collaboration Technology” has the meaning set forth in Section 8.1.3.

1.55	“JSC” has the meaning set forth in Section 2.2.

1.56	“JSC Meetings” has the meaning set forth in Section 2.2.

1.57

“Know-How” means any proprietary or confidential information or materials, including records, discoveries, inventions, improvements, modifications, processes, techniques, methods, assays, chemical or biological materials, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, trade secrets, technology, compositions, reagents, constructs, compounds, discoveries, results of experimentation or testing, skill and experience, papers, invention disclosures, blueprints, drawings, flowcharts, diagrams, chemical compositions, formulae, diaries, notebooks, compilations of information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, and all rights related to any of the foregoing (in each case, patentable, copyrightable, or otherwise).

1.58

“Law” means applicable federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, or regulation that is issued, enacted, adopted, passed, approved, promulgated, made, implemented, or otherwise put into effect by or under the authority of any Governmental Authority.

1.59	“Licensed Cell Line” has the meaning set forth in the Cell Line License Agreement.

1.60	“Licensee Recombinant Protein” has the meaning set forth in the Cell Line License Agreement.

1.61	“Losses” has the meaning set forth in Section 12.1.

1.62

“Manufacture” and “Manufacturing” means performing all steps of the Manufacturing Process, including: (a) acquisition, testing and release of materials and raw materials; (b) upstream and downstream processing of drug substance; (c) formulation and filling of drug product; (d) in-process quality control testing; (e) labeling and packaging; (f) final quality release; and (g) storage prior to shipping of any Product and the related controls. “Manufactured” will be the act of completing Manufacture.

1.63	“Manufacturing Major Market” means [***].

1.64

“Manufacturing Process” means with respect to a Product, the manufacturing production process for the manufacture of a Product, include any analytical methods used therein, including any improvements or modifications thereto arising pursuant to this Agreement or the MSA.

1.65	“MSA” means [***].

1.66	“MSA Invention” has the meaning set forth in Section 8.1.2.

1.67	“Necessary Development Data” has the meaning set forth in Section 3.5.

1.68	“NMPA” means the National Medical Products Administration and any successor agency or authority thereto.

1.69	“Party” and “Parties” have the meaning set forth in the Preamble.

1.70

“Patent Rights” means (a) any and all United States and foreign patents or patent applications; (b) any and all foreign patent applications, foreign patents or related foreign patent documents that claim priority to the patents or patent applications in (a); (c) any and all patents issuing from the foregoing; (d) any and all claims of continuation-in-part applications that claim priority to such United States patent applications, and such claims in any patents issuing from such continuation-in-part applications, but only where such claims are directed to inventions disclosed in the manner provided in the first paragraph of 35 USC §112; and (e) any and all divisionals, continuations, reissues, re-examinations, renewals, substitutions and extensions of the foregoing, and all foreign equivalents thereof.

1.71

“Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, or any other entity or body (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended).

1.72	[***]

1.73

“Phase I Clinical Trial” means any human clinical trial of a Product conducted mainly to evaluate the safety of chemical or biologic agents or other types of interventions (e.g., a new radiation therapy technique) that would satisfy the requirements of 21 C.F.R. § 312.21(a) or its non-United States equivalents. For clarity, for the purposes of this Agreement, a Phase I Clinical Trial may include a Phase IB or Phase I/II clinical trial, so long as such Phase IB or Phase I/II clinical trial is the first clinical trial conducted for a Vir Antibody in the Vir Territory.

1.74

“Products” means all products containing or comprising a Vir Antibody. Products shall exclude any Bispecific Antibody but shall include any product that contains a combination of a Vir Antibody with any Combination Component, as further set forth in the definition of WuXi Net Sales.

1.75	“Prosecuting Party” has the meaning set forth in Section 8.3.1.

1.76	“Qualified Affiliate” has the meaning set forth in Section 1.86.

1.77	“Quality Agreement” means [***].

1.78	“Receiving Party” has the meaning set forth in Section 1.26.

1.79

“Regulatory Approval” means, with respect to a country or other jurisdiction, any and all necessary approvals, licenses, registrations, or authorizations of any Regulatory Authority, in each case, that are necessary to market and sell a product in such country or other jurisdiction.

1.80

“Regulatory Authority” means, with respect to a particular country, extra-national territory, province, state, or other regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, to the extent required for such country, extra-national territory, province, state, or other or regulatory jurisdiction, pricing or reimbursement approval, in each case, of a biopharmaceutical product in such country, state, province, or some or all of such extra-national territory or regulatory jurisdiction, including the FDA, and NMPA, and in each case, including any successor thereto.

1.81

“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority, other than an issued and unexpired Patent Right, including any regulatory data protection exclusivity (including, where applicable, pediatric exclusivity and/or orphan drug exclusivity) and/or any other exclusivity afforded by restrictions which prevent the granting by a Regulatory Authority of Regulatory Approval to market a Biosimilar.

1.82

“Regulatory Filing” means any filing with any Governmental Authority in the Vir Territory (in the case of Vir), or the WuXi Territory (in the case of WuXi), each as applicable, with respect to the research, Development, Manufacture or Commercialization of a Product.

1.83	“Regulatory Support” has the meaning set forth in Section 3.2.

1.84	“Royalty Term” has the meaning set forth in Section 7.2.

1.85	“Selected Antibody” has the meaning set forth in Section 3.1.2.

1.86	“Subcontractor” has the meaning set forth in Section 3.3.

1.87

“Sublicensee” shall mean any Person to whom Vir or Wuxi, or their respective Affiliates, has granted a sublicense under this Agreement, other than (a) an Affiliate of Vir to which Vir has granted a sublicense under this Agreement, and (b) a Qualified Affiliate of WuXi to which WuXi has granted a sublicense under Section 6.3 of this Agreement.

1.88

“Sublicense Revenue” means any and all consideration (including equity), upfront payments, option fees, license fees, and milestone payments, in cash payments or any other form of consideration (as determined using the fair market value of such other form of consideration), received by WuXi or its Affiliates for the grant by WuXi or its Affiliates of a sublicense (and including the grant of an option to take such a sublicense) under this Agreement to a Third Party, including any right granted to a Third Party to make, have made, use, sell, offer for sale, have sold, market, distribute or import a Product ([***]). Notwithstanding the foregoing, Sublicense Revenue specifically excludes: [***]. Notwithstanding the foregoing, the Parties intend that WuXi should have the flexibility to sublicense its rights hereunder to any wholly owned subsidiary of WuXi or other Affiliate of WuXi with similar or substantially similar resources and expertise as WuXi with respect to the performance of the activities hereunder, as part of its overall corporate structuring and to better operationalize the Development and/or Commercialization of Products in specific markets or territories in the WuXi Territory. Therefore, Sublicense Revenue shall not be calculated on amounts received under sublicenses granted to such an Affiliate where such Affiliate is conducting research, Development, Manufacture or Commercialization of the Product solely for or on behalf of, or instead of, WuXi (or its shareholders) (such an Affiliate, a “Qualified Affiliate”), provided that any further sublicenses granted by such Affiliate to any Third Party (the “Triggering Sublicensee”) shall be subject to the requirement that such Affiliate pay Sublicense Revenue under Section 7.3 to WuXi, which such payment WuXi shall remit to Vir as though WuXi had entered directly into such sublicense with such Triggering Sublicensee.

1.89	“Term” has the meaning set forth in Section 13.1.

1.90	“Termination Event” has the meaning set forth in Section 13.1.

1.91	“Third Party” means any Person other than WuXi, Vir, and their respective Affiliates.

1.92

“Trademarks” means all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, symbols, designs, and all other indicia of ownership or origin, and combinations thereof.

1.93	“Transitioned Manufacturing” has the meaning set forth in Section 5.3.

1.94

“Valid Claim” means a claim of any issued and unexpired patent or patent application within the Vir Background Patent Rights, Vir Collaboration Patent Rights or Joint Collaboration Patent Rights, as applicable, that has not been held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision can no longer be appealed or was not appealed within the time allowed; provided, however, that if a claim of a pending patent application within the Vir Background Patent Rights, Vir Collaboration Patent Rights or Joint Collaboration Patent Rights shall not have issued within [***] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent Right issues with such claim (from and after which time the same would be deemed a Valid Claim).

1.95	“VAT” has the meaning set forth in Section 7.9.2.

1.96	“Vir” has the meaning set forth in the Preamble.

1.97	“Vir Antibodies” means [***].

1.98	“Vir Background Patent Right” means any Patent Right included in the Vir Background Technology.

1.99

“Vir Background Technology” means all Background Technology Controlled by Vir or any of its Affiliates, including [***] that is [***] and is [***] Vir Background Technology includes Know-How or Patent Rights set forth on Schedule 1.97, as updated from time to time.

1.100	“Vir Collaboration Patent Rights” means the Collaboration Patents [***].

1.101	“Vir Development Activities” means those Development Activities allocated to be performed by or on behalf of Vir under the applicable Development Plan.

1.102	“Vir Indemnitees” means Vir, its Affiliates and the respective directors, officers, employees, and agents of Vir and its Affiliates.

1.103	“Vir’s Knowledge” means, together with words and phrases of similar import, the actual knowledge of [***].

1.104	“Vir Materials” has the meaning set forth in the MSA.

1.105	“Vir Technology” means the Vir Background Technology and Vir’s interest in the Joint Collaboration Technology.

1.106	“Vir Territory” means all countries worldwide except for the WuXi Territory.

1.107	“Virus” means the novel coronavirus, denoted 2019-nCov by the WHO and also known as Wuhan coronavirus and SARS-Cov-2, which is a positive-sense, single-stranded RNA coronavirus.

1.108	“WuXi” has the meaning set forth in the Preamble.

1.109	“WuXi Background Patent Right” means any Patent Right included in the WuXi Background Technology.

1.110

“WuXi Background Technology” means all Background Technology Controlled by WuXi or any of its Affiliates at any time during the Term related to the Product or Antibody, including all Know-How Controlled by WuXi or any of its Affiliates that is necessary or reasonably useful to Exploit any Antibody or Product.

1.111

“WuXi Bispecific Platform Technology” means Patent Rights and Know-How Controlled by WuXi as of the Effective Date or during the Term that (a) [***]. For clarity, WuXi Background Technology does not include WuXi Bispecific Platform Technology.

1.112	“WuXi Indemnitees” means WuXi, its Affiliates, and the respective directors, officers, employees, and agents of WuXi and its Affiliates.

1.113	“WuXi’s Knowledge” means [***].

1.114

“WuXi Net Sales” means, on a Product-by-Product basis, the gross invoice price charged by WuXi, its Affiliates or Sublicensees to Third Parties for sales of Products in the WuXi Territory, less the following deductions actually incurred, allowed or otherwise specifically allocated to the sale of such Product and calculated with respect to such sale in accordance with WuXi’s standard accounting practices (to the extent not inconsistent with GAAP):

[***]

WuXi Net Sales will be determined from books and records maintained in accordance with GAAP, consistently applied throughout the organization and across all products of the entity whose sales of Products are giving rise to WuXi Net Sales.

WuXi Net Sales shall also include, with respect to any Product sold or otherwise disposed of for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms in the WuXi Territory, an amount equal to the average sales price for such Product having the same dosage form and strength during the applicable reporting period in the country in the WuXi Territory where such sale or other disposal occurred when such Product is sold alone and not with other products, or if such Product is not sold alone in such country in the WuXi Territory during the applicable reporting period, then an amount equal to the average sales price during the applicable reporting period generally achieved for such Product having the same dosage form and strength in the other countries in the WuXi Territory.

[***].

[***].

1.115	“WuXi Development Activities” means those Development Activities allocated to be performed by or on behalf of WuXi under the applicable Development Plan.

1.116	“WuXi Technology” means the WuXi Background Technology and WuXi’s interest in the Joint Collaboration Technology.

1.117	“WuXi Territory” means People’s Republic of China, Hong Kong and Macau and Taiwan

2.	GOVERNANCE

2.1

Alliance Managers. Each of Vir and WuXi shall appoint one representative who possesses a general understanding of and necessary expertise in development, regulatory, manufacturing and commercialization of Antibodies to act as its respective alliance manager(s) for this relationship (an “Alliance Manager”). Each Party may replace its respective Alliance Manager at any time upon written notice to the other in accordance with this Agreement. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the Joint Steering Committee. Consistent with the Development Plan, each Alliance Manager will also be responsible for:

2.1.1

providing a primary single point of communication responsible for the flow of communication and for seeking consensus both within the respective Party’s organization and together with the other Party regarding key strategy and plan issues;

2.1.2	ensuring awareness of the governance procedures and rules set forth herein and monitoring compliance therewith;

2.1.3	identifying and raising disputes to the JSC for discussion in a timely manner; and

2.1.4	planning and coordinating internal and external communications in accordance with the terms of this Agreement.

The Alliance Managers shall have the right to attend all JSC and subcommittee meetings, as a non-voting member. Each Alliance Manager may bring any matter to the attention of the JSC where such Alliance Manager reasonably believes that such matter requires attention of the JSC. Within [***] after the Effective Date, each Party shall appoint and notify the other Party of the identity of their representative to act as its Alliance Manager under this Agreement.

2.2

Joint Steering Committee. Prior to or within [***] after the Effective Date, the Parties will form a joint steering committee (“JSC”) to oversee the collaboration and exchange of services, technology, and other information between the Parties. The JSC will have [***] participants from each Party (or such other number of representatives as the Parties may agree in writing), and each Party will nominate its representatives on the JSC within [***] following the Effective Date. The participants from each Party will be members of such Party’s senior management or senior scientific teams, as appropriate, with the necessary expertise in the manufacturing and clinical development of antibody products to make decisions arising within the scope of the JSC’s responsibilities, and each Party may change one or more of its representatives to the JSC upon written notice to the other Party. Within [***] after the Effective Date, each of WuXi and Vir will nominate a representative to serve as the co-chairpersons of the JSC and, in such capacity, will be responsible for agreeing on and setting the agenda of meetings of the JSC, with input from the other participants, and for conducting the meetings of the JSC and circulating minutes thereafter. The JSC will meet [***] after the Effective Date, and thereafter, [***] (“JSC Meetings”). At least one JSC Meeting conducted during each Calendar year will be conducted in person at a location determined by the JSC in advance of such JSC Meetings. The Parties agree that their respective Alliance Managers may attend the JSC meetings on a non-voting basis. If agreed by the JSC on a case-by-case basis, the JSC may invite other non-members (including working team members) to participate in the discussions and meetings of the JSC on a non-voting basis, provided that any such non-member participants that are not employees of a Party are bound by written obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive as those set forth in this Agreement. In addition to JSC Meetings, one or more non-JSC members from each Party, including scientists, engineers and other persons that are actively engaged in, or otherwise directly responsible and with direct visibility into, the conduct of Development Activities, as appropriate and agreed, will meet more frequently to plan scientific and Manufacturing Process development experiments, exchange data, and discuss results, in each case, related to the Development Activities. Any issues arising in connection with the non-JSC meetings referenced in the immediately preceding sentence shall be escalated to the Parties’ respective Alliance Managers for resolution.

2.3

JSC Responsibilities. The JSC will retain oversight and information sharing responsibilities with respect to activities conducted under this Agreement, and in particular will have the following responsibilities:

[***]

2.4

Subcommittees. The JSC may establish and disband such subcommittees as deemed necessary by the JSC. Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in in this Agreement. Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to the JSC. Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings. If a dispute arises which cannot be resolved by a subcommittee, the co-chair of either Party may cause such dispute to be referred to the Joint Steering Committee for resolution.

2.5

Progress Reports. Prior to each JSC Meeting, each Party will provide to the other Party’s representatives on the JSC: [***]. Each Party will provide to the JSC its advice and recommendations concerning such reports (and the information and data therein) where necessary or useful for the JSC to make recommendations concerning the Development Program, and shall endeavor to answer any questions or provide any additional data required for the JSC to make an informed decision regarding the applicable Development Plan or the Development Program.

2.6	Decision Making.

2.6.1

Authority to Make Decisions. A quorum for a meeting of the JSC will require the presence of at least [***] from each of WuXi and Vir or suitable delegates of either Party’s representatives if agreed by the Parties in advance. Any decisions by the JSC will require the unanimous vote of the JSC, with each Party having one vote.

2.6.2

Decisions of the JSC. The JSC will use good faith efforts to promptly resolve any such matter for which it has authority. Subject to the terms of this Agreement, including Section 2.7.2, if the JSC cannot or does not, after reasonable efforts, reach agreement on any matter that is within the scope of the JSC’s authority pursuant to Section 2.3 within a period of [***] following initial discussion thereof by the JSC, then the co-chair of either Party may cause such dispute to be referred to [***] (collectively, the “Executive Officers”) in accordance with Section 2.7.1.

2.7	Resolution of Disputes.

2.7.1

Referral to Executive Officers. If a Party makes an election under Section 2.6.2 to refer a matter on which the JSC cannot reach a consensus decision for resolution by the Executive Officers, then each Party’s co-chair to the JSC will communicate the respective positions of such Party to their respective Executive Officers. The Executive Officers will use good faith efforts to resolve any such matter so referred to them as soon as practicable and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties.

2.7.2	Final Decision-Making Authority. In the event that consensus cannot be reached with respect to a decision after a meeting of the Executive Officers, then, (a) [***].

2.7.3

Limits on JSC Decision Making Authority. Notwithstanding any provision to the contrary set forth in this Agreement, without each Party’s prior written consent, no decision of the JSC may (a) take or decline to take any action that would be reasonably likely to result in a violation of any Applicable Law, the requirements of any Governmental Authority, or any agreement between a Party and any Third Party or that would be reasonably likely to result in the infringement, misappropriation, or other violation of any Intellectual Property Rights of any Third Party; provided that such Party provides a copy of any such agreement to the other Party, (b) conflict with this Agreement, (c) excuse a Party from any obligation specifically enumerated under this Agreement, (d) negate any consent right or other right specifically allocated to a Party under this Agreement, (e) resolve any dispute involving the breach or alleged breach of this Agreement or amend or modify this Agreement or any of the Parties’ respective rights and obligations hereunder, (f) resolve a matter if the provisions of this Agreement specify that agreement of the Parties, including consent of each Party, is required for such matter, or (g) require a Party to perform any act that would cause such Party to breach any of its obligations hereunder.

3.	DEVELOPMENT PROGRAM

3.1	Development Program.

3.1.1

Development Plan. Once the JSC has been formed, the JSC will promptly review, discuss, and determine the Development and Manufacturing activities to be performed by the Parties under the collaboration related to the Vir Antibodies and Products, apart from the Initial Development Activities (which, for clarity, will continue to be governed by the terms of the MSA, as further described in Section 3.1.2) (such activities, the “Development Activities”), with the goal of selecting one or more Vir Antibodies suitable for filing an IND and advancing into clinical Development and possible Commercialization (the program for the conduct of the Development Activities, , the “Development Program”). For clarity, Development Activities will include the conduct of all Clinical Trials for the Product. All Development Activities will be conducted by the Parties pursuant to a written global development plan that outlines the Development (including pre-clinical, clinical and commercial Manufacturing , the details of which shall be subject to separate agreements as further described in Sections 5.1 and 5.2) activities that will be performed with respect to the Vir Antibodies in each of the Vir Territory and the WuXi Territory (as such plan may be updated pursuant to Section 3.1.5, the “Development Plan”). [***]. For the Development Plan in WuXi Territory, WuXi has the right to develop a separate plan specific for the WuXi Territory following the local regulatory authority guideline and discuss it with Vir at JSC. WuXi has the sole discretion to finalize the Development Plan to the extent specifically relating to the WuXi Territory.

3.1.2

Initial Development Activities. WuXi will perform an initial set of Development and Manufacturing activities directed to the Vir Antibodies, [***]. The Initial Development Activities will be conducted by WuXi under one or more existing or additional Development Work Order(s) entered into pursuant to the terms of the MSA, at Vir’s sole cost and expense. The Development Work Order for a portion of the Initial Development Activities has been agreed by the Parties and is attached to this Agreement as Schedule 3.1.2.

3.1.3

Selected Antibody. Notwithstanding the conduct of Initial Development Activities under the MSA, all data, results and materials generated under any Development Work Order shall be evaluated by the Parties through the JSC. [***]. If WuXi notifies Vir in writing that it does not wish to proceed with Development Activities for a given Selected Antibody (a “Rejected Antibody”), then (a) [***]. Following the JSC’s determination that the Manufacturing Process development activities pursuant to the relevant Development Work Order(s) have been satisfactorily completed, the Initial Development Activities shall be deemed completed, and the Parties shall thereafter collaborate to conduct all subsequent Development Activities and Manufacturing activities in accordance with the terms of this Agreement, as specified under the Development Plan for the Selected Antibod(ies), and as such Development Plan may be updated from time to time pursuant to Section 3.1.5.

3.1.4

Development Budgets. Each Party or its authorized Third Party designees will perform the Development Activities as set forth in the applicable Development Plan in accordance with a budget that sets forth the number of FTEs anticipated to be dedicated to, and the costs to be incurred in, the performance of such Development Activities (each such budget for a Development Plan, as may be amended pursuant to Section 3.1.5, a “Development Budget”). [***]. The JSC will review, discuss, and determine whether to approve each Development Budget.

3.1.5

Development Plan Updates. From time to time during the Term, but no less frequently than [***], the JSC will review and, if needed or reasonable to do so, will update the Development Plan (including each Development Budget set forth therein), including to contemplate the performance of additional clinical trials or additional Development or Manufacturing activities under the Development Plan for the Selected Antibodies. Each such update to a Development Plan will take into account, as applicable, emerging data, regulatory input, and other issues that may arise during the course of performance of activities under such Development Plan. The JSC will review, discuss, and determine whether to approve each such update, and upon the JSC’s approval thereof, each update to a Development Plan or Development Budget will be documented in writing and signed by each Party’s representatives to the JSC. Thereafter, such updated Development Plan and Development Budget will be deemed to supersede the prior version.

3.2

Development Activities. Each Party will perform all Development Activities assigned to it under the Development Plan in accordance with such plan. In general, except as set forth in this Agreement or on Schedule 3.1.1, each Party will be responsible for the internal personnel and out-of-pocket costs incurred in performing Development Activities. [***] The Parties will appropriately resource and prioritize the performance of all Development Activities according to the applicable personnel resource estimates, timelines, and deliverables set forth in the applicable Development Plan. From time to time during the Term, through the JSC, Vir may reasonably request, or WuXi may recommend, that WuXi provide consultation or advisory support to Vir in connection with regulatory matters and strategy in connection with the global Development and Commercialization of Products, including in connection with the CMC portion of any Regulatory Filings (such services, “Regulatory Support”). WuXi shall not unreasonably withhold consent to provide such Regulatory Support, provided that Vir shall reimburse WuXi’s reasonable out of pocket costs incurred in providing such Regulatory Support. [***] Vir shall pay any undisputed invoice within [***] following receipt of the invoice from WuXi.

3.3

Subcontractors. Either Party may engage its Affiliates, or Third Party subcontractors (including contract research organizations (but excluding contract manufacturing organizations)) (each such Third Party, a “Subcontractor”) to perform certain of its obligations under this Agreement. Any Subcontractor to be engaged by such Party to perform its obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. The activities of any such Subcontractors will be considered activities of such Party under this Agreement. The subcontracting Party will be responsible for ensuring compliance by any such Subcontractors with the terms of this Agreement, as if such Third Party(ies) are such Party hereunder. Each Party will, and will contractually require that its Affiliates and Subcontractors, if any, conduct the relevant Development Activities in accordance with such Party’s commitments with respect to the Development Program, including compliance with Applicable Laws and the terms of any quality agreement between WuXi and Vir. All personnel conducting activities under any Development Plan on behalf of a Party will be bound by a written agreement containing terms substantially similar to the terms set forth in Section 11.2.1.

3.4	Standards of Performance.

3.4.1

Compliance with Law. Each Party will, and will ensure that in its written agreement(s) with its Subcontractors, including a quality agreement as applicable, that such Subcontractors are obligated to, conduct its respective activities under the Development Program in accordance with (a) all applicable Laws, including all current governmental regulatory requirements concerning cGLP and cGMP; and (b) generally prevailing industry standards and practices for the performance of similar services.

3.4.2

No Debarred Persons. Each Party will ensure that neither it nor its Affiliates employs or will employ in any capacity, and will ensure that its Subcontractors, in performing any services hereunder, do not employ in any capacity, the services of any Person debarred under 21 U.S.C. 335a. Each Party will promptly notify the other Party in writing immediately if any such debarment occurs or comes to its attention, and will, with respect to any Person so debarred, promptly remove such Person from performing any function or capacity related to the Development Program.

3.4.3

Facilities. Each Party will have functioning throughout the Term, whether at its own facilities or at a Third Party site, all duly-certified facilities and technology to perform all activities allocated to such Party under each Development Plan, and expertise to conduct program management, design and oversight of the foregoing activities.

3.4.4	Animal Compliance. Each Party will, and will ensure that its Subcontractors, comply with all Applicable Laws relating to the care and use of laboratory animals.

3.5

Development Data. Each Party shall provide to the other Party all data, results, records, or reports that are generated by or on behalf of such Party in the course of performing any Development Activities, but excluding any Inventions (collectively, the “Development Data”) that is necessary or reasonably useful for such other Party to (a) perform its activities under the Development Plan, or (b) conduct Development (including obtaining all necessary Regulatory Approvals), Manufacture and Commercialization of Products for its respective territory (“Necessary Development Data”). Necessary Development Data shall be exchanged through the JSC and will be treated as Confidential Information of both Parties for purposes of and subject to the provisions of Article 7, with both Parties being deemed the Receiving Party with respect thereto (subject to the licenses granted in Section 8.1.3). At each JSC Meeting, each Party will share with the JSC all Necessary Development Data generated by or on behalf of such Party since the prior JSC Meeting.

3.6

Pharmacovigilance. No later than [***] following the Effective Date, the Parties shall negotiate and enter into a separate pharmacovigilance agreement including customary terms specifying the procedure for the information exchange of safety data and adverse events that may occur during the clinical Development of a Product (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall be in a mutually agreed format and shall enable each Party to meet reporting requirements with any applicable Regulatory Authority and shall include the set-up and maintenance of a global safety database for Products (which database shall be held in Vir’s name).

3.7

Development Program Costs. Unless otherwise agreed by the Parties in connection with a given Development Plan and associated Development Budget, each Party will be responsible for its own internal and Out of Pocket Costs incurred in conducting the Development Activities allocated to such Party under the Development Plan. Notwithstanding the foregoing, the costs associated with activities performed under any Development Work Order, including the Initial Development Activities, shall be governed by the terms of the applicable Development Work Order and the MSA.

3.8

Materials. As of the Effective Date, Vir has transferred certain materials to WuXi, including the Vir Antibodies, under the terms of a Development Work Order, which transfer is subject to the terms of the MSA. In order to facilitate activities under a given Development Plan, during the Term, either Party may provide additional materials to the other Party under the terms of this Agreement, the transfer of which materials will be documented in writing setting forth (a) the type and name of the materials transferred, (b) the amount of the materials transferred, (c) the date of the transfer of such materials and the purpose of such material transfer by the recipient Party, and (d) any specific restrictions or compliance actions required regarding the use or subsequent transfer of such materials under this (i.e., any consent or notice). Except as otherwise expressly set forth under this Agreement or the terms of the MSA, any Clinical Supply Agreement or any commercial supply agreement (i) all materials provided by WuXi to Vir will, as between the Parties, remain the sole property of WuXi and all materials provided by Vir to WuXi will remain the sole property of Vir, (ii) each Party will use the materials provided by the other Party only in the performance of the Development Activities conducted in accordance with the applicable Development Plan, and in accordance with any instructions of the providing Party and applicable Law, and (iii) except as provided in the applicable Development Plan, neither Party will use or deliver to or for the benefit of any Third Party any materials belonging to the other Party without the prior written consent of such other Party. Each Party will use the materials supplied under this Agreement with prudence and appropriate caution as not all of their characteristics may be known. Each Party will provide the other with the most current material safety data sheet for the materials upon their transfer. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

4.	DEVELOPMENT; REGULATORY; COMMERCIALIZATION

4.1

Development. Subject to the performance of each Party’s obligations under the Development Plan, (a) WuXi and its Affiliates shall have the sole right to Develop and Manufacture, including seeking Regulatory Approvals for, Products in the Field in the WuXi Territory, in each case at WuXi’s sole expense, and (b) Vir hall have the sole right to Develop and Manufacture, including seeking Regulatory Approvals for, Products in the Field in the Vir Territory, in each case at Vir’s sole expense. WuXi shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for at least one Product in the Field in the WuXi Territory. WuXi shall have the right to satisfy its diligence obligations under this Section 4.1 through its Affiliates or Sublicensees. For each Product, until the grant of Regulatory Approval for a Product in the WuXi Territory, WuXi will provide to the JSC reports at each meeting of the JSC, and after the first anniversary of the Effective Date, [***] (or such other frequency as the JSC may determine) summarizing the key Development (including regulatory) activities undertaken and summarizing the results achieved with respect to the applicable Products during the prior Calendar Quarter. Following the delivery of each report, WuXi will make appropriate personnel available to Vir during business hours and on reasonable advanced notice to answer reasonable questions regarding the information contained in such report, in order for Vir to obtain a reasonable understanding regarding the Development status of the applicable Products.

4.2	Regulatory Matters.

4.2.1

Vir will be solely responsible for the preparation, submission and maintenance of all Regulatory Filings and obtaining all Regulatory Approvals with respect to Products in the Vir Territory, including all communications and interactions with Regulatory Authorities in the Vir Territory, and shall hold all such Regulatory Approvals in Vir’s name. WuXi will be solely responsible for the preparation, submission and maintenance of all Regulatory Filings and obtaining all Regulatory Approvals with respect to Products in the WuXi Territory, including all communications and interactions with Regulatory Authorities in the WuXi Territory, and unless prohibited under Applicable Law, shall hold such Regulatory Approvals in WuXi’s name.

4.2.2

WuXi will grant Vir direct access to or the right to reference any and all WuXi Regulatory Filings and Regulatory Approvals for the Product in the WuXi Territory, to the extent necessary for the Development and Commercialization of the Products in the Vir Territory. Vir will grant WuXi direct access to or the right to reference any and all Vir Regulatory Filings and Regulatory Approvals for the Product in the Vir Territory, to the extent necessary for the Development, and Commercialization of the Products in the WuXi Territory.

4.3	Commercialization.

4.3.1

WuXi and its Affiliates shall be solely responsible for, and shall bear all costs associated with, the Commercialization of Products in the WuXi Territory, including distribution, marketing and sales activities. Subject to the express written terms of this Agreement, all decisions concerning the distribution, marketing and sales of Products in the WuXi Territory including the design, sale, price and promotion of Products in the WuXi Territory shall be within the sole discretion of WuXi.

4.3.2

Vir shall be solely responsible for, and shall bear all costs associated with, the Commercialization of Products in the Vir Territory, including distribution, marketing and sales activities. Subject to the express written terms of this Agreement, all decisions concerning the distribution, marketing and sales of Products in the Vir Territory including the design, sale, price and promotion of Products in the Vir Territory shall be within the sole discretion of Vir.

4.3.3

Following the receipt of Regulatory Approval for any Product in the WuXi Territory, WuXi shall (directly and/or through one or more Affiliates and/or Sublicensees) use Commercially Reasonable Efforts to Commercialize such Product in the WuXi Territory. For clarity, sale of Products at or below cost or at a low profit margin for public health purposes shall be deemed to be consistent with the use of Commercially Reasonable Efforts to Commercialize Products.

4.4

No Harmful Actions. If a Party believes that the other Party is taking or intends to take any action with respect to any Product that could reasonably be expected to have a material adverse impact upon the Development, Manufacture, Commercialization or regulatory status of any Product in the other Party’s Territory, the impacted Party may bring the matter to the attention of the JSC and the Parties shall discuss in good faith to promptly resolve such concern.

4.5

Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including without limitation a Regulatory Authority, which may affect the Development, Manufacture, Commercialization or regulatory status of any Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

4.6

Remedial Actions. Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action taken by virtue of Applicable Laws (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party shall have sole discretion with respect to any matters relating to any Remedial Action in its respective territory, including the decision to commence such Remedial Action and the control over such Remedial Action, at its cost and expense; provided, however, that if Vir determines that any Remedial Action with respect to any Product in the WuXi Territory should be commenced or is required by Applicable Laws or Regulatory Authority, Vir shall discuss such Remedial Action with WuXi and WuXi shall carry out such Remedial Action upon Vir’s request and [***]. Each Party shall provide the other Party, [***], with such assistance in connection with a Remedial Action as may be reasonably requested by such other Party. Notwithstanding the foregoing, any Remedial Action that relates to the Manufacture of Products hereunder shall be governed by the terms and conditions of the commercial supply agreement entered into pursuant to Section 5.2.

4.7

Cross-Territorial Restrictions. Each Party hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and Sublicensees will not, intentionally or knowingly, either directly or indirectly, promote, market, distribute, import, sell or have sold the Products into countries outside its respective territory. If a Party receives any order for any Product from a prospective purchaser reasonably believed to be located in a country outside of its respective territory, such Party shall immediately refer that order to the other Party and such Party shall not accept any such orders.

5.	MANUFACTURE AND SUPPLY

5.1

Preclinical and Clinical Supply and Quality Agreement. Except for the Rejected Antibody under Section 3.1.3, WuXi shall be responsible, at WuXi’s expense, for the Development Activities set forth in Section 3.1.1(a) through (d), and for manufacturing and supplying, (a) [***], and (b) [***]. WuXi shall be responsible for manufacturing and supplying, at Vir’s expense, Vir’s requirements for Vir Antibodies and Products for use in clinical Development activities (other than the supply provided under subclause (b) at WuXi’s expense) (“Clinical Supply”) and such other Products Covered by the Vir Technology, as may be requested in writing by Vir from time to time, and (b) WuXi’s requirements for pre-clinical testing and Clinical Supply. WuXi shall provide Product for Clinical Supply to Vir [***].

5.2

Commercial Supply. WuXi shall be responsible (at Vir’s request, as described below) for manufacturing and supplying (a) Vir’s requirements for Products for Commercialization in the Vir Territory (“Commercial Supply”), and (b) WuXi’s requirements for Commercial Supply in the WuXi Territory. Vir may request in writing at any time during the Term that WuXi provide Commercial Supply to Vir for Vir’s Commercialization of Products in the Vir Territory. Promptly following any such request, the Parties will negotiate the terms of a commercial supply agreement and quality agreement, to be negotiated in good faith on reasonable and customary terms, and entered into by the Parties within [***] after the date of such request by Vir (or such longer period as the Parties may mutually agree). The terms of such commercial supply agreement shall be consistent with this Article 5. Any such Commercial Supply to Vir would be on a non-exclusive basis, and Vir would have the right to obtain Commercial Supply of Products from any Third Party, subject to a transition of Manufacturing in accordance with Sections 5.3 and 5.4. Notwithstanding the foregoing, [***].

5.3

Manufacturing Transfer. Vir shall have the right at any time during the Term and on [***] written notice to WuXi, to request that WuXi transition the Manufacture of Vir Antibodies and Products to Vir (or a mutually agreed upon designee of Vir, including a CMO reasonably acceptable to WuXi) so as to obtain Clinical Supply and/or Commercial Supply of Vir Antibodies and Products from a Third Party, including where (i) [***]. If Vir makes such a request to transition the Manufacturing Process and Manufacturing of Vir Antibodies or Products for Vir (the “Transitioned Manufacturing”) to an alternate source of preclinical or Clinical Supply or Commercial Supply, the Parties shall cooperate to transition the Transitioned Manufacturing to Vir (or to Vir’s selected contract manufacturing organization the “Approved CMO”). If WuXi or any

Affiliate has an existing relationship with such Approved CMO, WuXi shall facilitate discussions between Vir and such Approved CMO with respect to Vir’s negotiation and entry into a contract for the continued supply of Vir Antibodies or Product for Vir’s further supply needs for Products. In any event, WuXi shall cooperate to provide to Vir (or to such Approved CMO under obligations of confidentiality) all existing manufacturing data, information or other Know-How (including the then-current Manufacturing Process) then in WuXi’s or its Affiliates’ possession and Control and reasonably required for Vir (or such Approved CMO) to perform such Transitioned Manufacturing of Vir Antibodies or Products (the “WuXi Manufacturing Know-How”) at Vir’s reasonable cost and expense. WuXi shall also, in connection therewith, grant and hereby grants to Vir or to such Approved CMO a non-exclusive, royalty-free (except for any royalties payable under the Cell Line License Agreement) license under any WuXi Manufacturing Know-How, to use such manufacturing technology solely for the purposes of Manufacturing or having Manufactured Vir Antibodies or Products for Vir for the Vir Territory under a manufacturing transfer and licensing agreement. Subject to Article 13, Vir shall be responsible for all reasonable costs associated with the transition to Vir (or to such Approved CMO) (including payment at a commercially reasonable full time equivalent personnel rate for hours of consulting support provided by WuXi). Vir shall be responsible for all costs associated with the Manufacture, technology transfer and supply of Products by any such Approved CMO. The Parties shall use their Commercially Reasonable Efforts to complete the transition of the Transitioned Manufacturing as soon as practicable, as applicable, and in any event within four (4) months following the date of Vir’s initial request. Where WuXi transfers a Licensed Cell Line to a Third Party CMO, Vir shall be responsible for the payment of a royalty to WuXi on Net Sales in the Vir Territory for Product manufactured by CMOs other than WuXi, in accordance with the terms of the Cell Line License Agreement. Where WuXi performs Transitioned Manufacturing, it shall provide Vir with an estimate of reasonable, documented costs associated with such transition to Vir (or to such Approved CMO) within [***] following the end of the applicable Calendar Quarter, and provide an invoice therefor within [***] following the end of such Calendar Quarter. Vir shall pay any undisputed invoice within [***] following receipt of the invoice from WuXi.

5.4

Technology Transfer. The transfer of Transitioned Manufacturing and continued supply of Products, if any, pursuant to Section 5.3 shall be conducted in accordance with a transition plan (“Manufacturing Transition Plan”) which shall be mutually approved by the Parties and which will set forth responsibilities and schedules for transferring the Transitioned Manufacturing as expeditiously as reasonably practicable. The Manufacturing Transition Plan shall set forth the number of hours of consulting support that WuXi will provide as reasonably requested and necessary to facilitate the transition of the Transitioned Manufacturing for Products.

5.5

Vir Designee. Vir shall have the right to collaborate with, or have performed all or a portion of the Development of the Products in the Vir Territory by a Third Party designated by Vir in its sole discretion (a “Vir Designee”) (including for clarity, having such Vir Designee serve as the sponsor for any Clinical Trial intended to be conducted by or for Vir in the Vir Territory), and Vir shall have the right (but not the obligation) to exercise any or all of its Development rights or fulfill any or all of its related obligations under this Agreement through such Vir Designee. WuXi shall cooperate fully with any Vir Designee(s) in connection with any Development Activities performed by a Vir Designee to the same extent that WuXi has the obligation under this Agreement to cooperate with Vir. Without limiting the generality of the foregoing, Vir shall have the right to designate any Vir Designee as the recipient of Clinical Supply of the Product, and WuXi shall supply directly to such Vir Designee, pursuant to the Clinical Supply Agreement or a separate clinical supply agreement entered into between WuXi and such Vir Designee (which shall contain terms that are substantially similar to those set forth in the Clinical Supply Agreement between WuXi and Vir pursuant to Section 5.1. In addition, at the request of Vir or the Vir Designee, WuXi shall enter into an appropriate quality agreement with such Vir Designee upon terms mutually agreed upon between WuXi and such Vir Designee.

6.	LICENSE GRANTS; INTELLECTUAL PROPERTY OWNERSHIP

6.1	Development Plan Licenses.

6.1.1

Grant to WuXi. Vir hereby grants to WuXi a royalty-free, non-exclusive, worldwide license, with the right to grant sublicenses solely to Subcontractors engaged in accordance with Section 3.3, under the Vir Technology and Vir’s interest in any Collaboration Technology solely to perform the Development Activities allocated to WuXi as set forth under and in accordance with the applicable Development Plan, including any Initial Development Activities under the MSA.

6.1.2

Grant to Vir. WuXi hereby grants to Vir a royalty-free, non-exclusive, worldwide license, with the right to grant sublicenses solely to Subcontractors engaged in accordance with Section 3.3, under the WuXi Technology and WuXi’s interest in any Collaboration Technology solely to perform the Development Activities allocated to Vir as set forth under and in accordance with the applicable Development Plan, including any Initial Development Activities under the MSA.

6.2	Development and Commercialization Licenses.

6.2.1

Vir Grant. Subject to the terms and conditions of this Agreement, Vir hereby grants to WuXi (a) an exclusive (even as to Vir and its Affiliates), royalty bearing, sublicenseable (but only in accordance with Section 6.3), license under the Patents included in the Vir Technology and Vir Collaboration Patent Rights, and (b) a non-exclusive, royalty bearing, sublicenseable (but only in accordance with Section 6.3) license under the Know-How included in the Vir Technology and Vir’s interest in Collaboration Know-How, in each case ((a) and (b)), to Develop, Manufacture and Commercialize Vir Antibodies and Product(s) in the Field in the WuXi Territory during the Term. Notwithstanding the foregoing, the Vir Background Know-How and Vir’s solely owned Collaboration Know-How shall be sublicenseable only in connection with the rights of WuXi with respect to Vir Antibodies and Products and not with respect to any other products or services. For clarity, no license is hereby extended to WuXi to Develop, Manufacture or Commercialize any product, compound or active ingredient Controlled by Vir that is not a Vir Antibody (including in any Combination Product) or Product, under any Vir Technology, or under Vir’s interest in the Collaboration Technology.

6.2.2

WuXi Grant. Subject to the terms and conditions of this Agreement, WuXi hereby grants to Vir (a) an exclusive (even as to WuXi and its Affiliates), royalty-free (subject to Section 6.5 with respect [***] sublicenseable (but only in accordance with Section 6.3), license under the Patent Rights [***] and (b) a non-exclusive, royalty bearing, sublicenseable (but only in accordance with Section 6.3) license under the Know-How included in the WuXi Technology and WuXi’s interest in Collaboration Know-How, excluding any Know-How included in the WuXi Bispecific Platform Technology, in each case ((a) and (b)), to Develop, Manufacture and Commercialize Vir Antibodies and Product(s) in the Field in the Vir Territory during the Term. Notwithstanding the foregoing, the WuXi Background Know-How and WuXi’s solely owned Collaboration Know-How shall be sublicenseable only in connection with the rights of Vir with respect to Vir Antibodies and Products and not with respect to any other products or services. For clarity, (a) no license is hereby extended to Vir to Develop, Manufacture or Commercialize any product, compound or active ingredient Controlled by WuXi that is not a Vir Antibody (including in any Combination Product), under any WuXi Technology, or under WuXi’s interest in the Collaboration IP, and (b) no license is granted to Vir under the WuXi Bispecific Platform Technology.

6.3

Affiliate Rights. The rights licensed to WuXi under this Article 6 shall be extended to those Affiliates of WuXi, provided that, each Affiliate agrees to be bound by the terms and conditions of this Agreement as if it were WuXi hereunder, and any act or omission by an Affiliate of WuXi will be deemed as an act or omission by WuXi hereunder, and WuXi shall be responsible for each of its Affiliates complying with all obligations of WuXi under this Agreement.

6.4	Sublicenses.

6.4.1

Sublicenses by Vir. Vir and its Affiliates shall be entitled, [***] to grant one or more sublicenses under the licenses granted to Vir under Section 6.2, in full or in part, by means of written agreement to any Affiliate or to one or more Third Parties (with the right to sublicense through multiple tiers), provided, however, that as a condition precedent to and requirement of any such sublicense: (a) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement; and (b) Vir will continue to be responsible for full performance of Vir’s obligations under the Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were Vir hereunder.

6.4.2

Sublicenses by WuXi. WuXi and its Affiliates shall be entitled, [***] to grant one or more sublicenses under the licenses granted to WuXi under Section 6.2, in full or in part, by means of written agreement to any Affiliate or to one or more Third Parties (with the right to sublicense through multiple tiers), provided, however, that as a condition precedent to and requirement of any such sublicense: (a) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement; (b) WuXi will continue to be responsible for full performance of WuXi’s obligations under the Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were WuXi hereunder, and (c) WuXi shall be liable to make payments of Sublicense Revenue to Vir in connection with such sublicenses in accordance with Section 7.3.

6.5

Cell Line License Agreement. The Parties acknowledge and agree that pursuant to Article 4 of the Cell Line License Agreement, Vir may be required to pay a royalty to WuXi on Net Sales (as defined in the Cell Line License Agreement) of Products that incorporate a Licensee Recombinant Protein expressed by the Licensed Cell Line. The Parties further agree that simultaneous with, or within [***] following the Effective Date, they will enter into an amendment to the Cell Line License Agreement, amending the definition of Work Orders under the Cell Line License Agreement to include (a) all work orders entered into under the MSA following the effective date of the Cell Line License Agreement, and (b) all Development Work Orders, in each case under which WuXi provides (or has provided) to Vir any Licensee Recombinant Protein. Accordingly, the Parties agree that if (i) WuXi develops and provides to Vir any Licensee Recombinant Protein under a Development Work Order that is incorporated into any Products, (ii) Vir requests Transitioned Manufacturing and technology transfer to a Third Party under Sections 5.3 and 5.4, and (c) WuXI is responsible for Manufacturing less than [***] of Vir’s requirements for Products for Commercialization, then Vir shall be required to pay to WuXi (A) a License Fee pursuant to Section 3.1 of the Cell Line License Agreement, and (B) a royalty on Net Sales of Products at a rate of up to [***] in accordance with the terms of the Cell Line License Agreement (as amended by the Cell Line License Agreement Amendment set forth in Schedule 1.13). For clarity, the Cell Line License Agreement shall remain in force and shall continue to apply to Vir with respect to any Products that incorporate a Licensee Recombinant Protein, including the payment terms set forth in Article 5 thereof.

7.	FINANCIAL TERMS

7.1

Royalties. WuXi shall pay to Vir royalties on annual Net Sales of all Products sold by WuXi, its Affiliates or Sublicensees in the WuXi Territory during the Royalty Term for each such Product. Such annual Net Sales for Products shall be aggregated for all Products in order to determine the royalty rate applicable to the corresponding incremental portion of such aggregate annual Net Sales, as set forth in the table below.

Aggregate Annual Net Sales in WuXi Territory (in USD)	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

7.2	Royalty Term. Royalties will be payable on a quarterly basis; any such payments shall be made within [***] after the end of the Calendar Quarter during which the applicable Net Sales occurred.

WuXi’s obligation to pay royalties with respect to a particular Product in a particular country shall commence upon the First Commercial Sale of such Product in such country (or any sale permitted in the WuXi Territory prior to the grant of Regulatory Approval of the Products, if earlier) and shall expire on the later of (a) the date on which the Exploitation of such Product is no longer Covered by a Valid Claim of (i) a Patent included in the Vir Background Patent Rights or a Joint Collaboration Patent in such country, (b) the loss of Regulatory Exclusivity for the Product in such country, or (c) the [***] of the First Commercial Sale of the first Product in such Program in such country (the “Royalty Term”). WuXi shall provide Vir with an estimate of the royalties payable on Net Sales in the WuXi Territory by WuXi, its Affiliates or Sublicensees within [***] following the end of the applicable Calendar Quarter, and shall provide an updated report with payment in accordance with Section 7.5.

7.3

Sublicense Revenue. WuXi shall pay Vir a percentage of all Sublicense Revenue paid to WuXi or its Affiliates by a Sublicensee in consideration for any sublicense granted to Sublicensee pursuant to Section 6.3, based on the timing of the grant of such sublicense, as follows:

7.3.1	For sublicenses granted [***] in the WuXi Territory – [***] of all Sublicense Revenue; and

7.3.2	For sublicenses granted [***] in the WuXi Territory – [***] of all Sublicense Revenue.

WuXi will make Sublicense Revenue payments to Vir within [***] after the receipt by WuXi of any Sublicense Revenue from any Sublicensee, provided that in the case of any Sublicense Revenue received by WuXi in the form of non-cash consideration, such Sublicense Revenue shall be payable to Vir within [***] following the conversion at fair market value of such non-cash Sublicense Revenue to its cash equivalent.

7.4

No Other Compensation. Other than as explicitly set forth in this Agreement or in connection with the supply of Products by WuXi to Vir pursuant to the MSA or any applicable supply agreements, neither Party will be obligated to pay any additional fees, milestone payments, royalties or other payments of any kind to the other hereunder.

7.5

Method of Payment. Unless otherwise agreed by the Parties, all payments due from WuXi to Vir under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to the following account:

[***]

Vir may change the account listed above with [***] written notice to WuXi. On a Product-by-Product basis following the First Commercial Sale of the first Product until expiration of the last applicable Royalty Term, WuXi shall prepare and deliver to Vir royalty reports of the sale of Products by WuXi, its Affiliates and Sublicensees for each Calendar Quarter within [***] of the end of each such Calendar Quarter specifying in the aggregate and on a Product-by-Product and country-by-country basis: (a) total gross amounts for Products sold or otherwise disposed of by WuXi, its Affiliates and Sublicensees; (b) amounts deducted by category in accordance with Section 1.66 from gross amounts to calculate Net Sales; (c) Net Sales; and (d) royalties payable.

7.6

Currency Conversion. In the case of sales outside the United States, amounts received by WuXi will be expressed in the U.S. Dollar equivalent calculated on a quarterly basis in the currency of the country of sale and converted to their U.S. Dollar equivalent using the a rate of exchange which corresponds to the rate of exchange for such currency reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com, as of the last day of the applicable reporting period (or, if unavailable on such date, the first date thereafter on which such rate is available).

7.7

Late Payments. If any payment due hereunder is not made when due, the payment shall accrue interest beginning on the day following the due date thereof, calculated at two percentage points above the annual rate of the prime interest rate quoted by The Wall Street Journal, Internet U.S. Edition at www.wsj.com on the date said payment is due, the interest being compounded on the last day of each Calendar Quarter; provided that in no event shall said annual interest rate exceed the maximum rate permitted by Applicable Law. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of any Party to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Article 13.

7.8

Records and Audits. Each party will keep complete and accurate records of the underlying revenue and expense data relating to the calculations of (a) WuXi Net Sales (in the case of WuXi), or (b) Net Sales (in the case of Vir, solely where Vir is required to pay a royalty to WuXi under the terms of the Cell Line License Agreement) generated in the then current calendar year and payments required under this Agreement, and during the preceding [***]. Each party will have the right, once annually, and solely during any period when royalties are payable by the other party under this Agreement (in the case of WuXi) or the Cell Line License Agreement (in the case of Vir) at its own expense, to have an internationally recognized, independent, certified public accounting firm, selected by it and subject to the other party’s prior written consent (which shall not be unreasonably withheld), review any such records of the other party and its Affiliates and Sublicensees in the location(s) where such records are maintained by the other party upon reasonable written notice (which shall be [***] prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made (i) by WuXi under Sections 7.1 and 7.3, or (ii) by Vir, under the Cell Line License Agreement, and within the [***] preceding the date of the request for review. No calendar year will be subject to audit under this Section 7.8 more than once. Should such inspection lead to the discovery of a discrepancy to one party’s detriment, the other party will, within [***] after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy together with interest at the rate set forth in Section 7.7. The auditing party will pay the full cost of the review unless the underpayment of amounts due to the auditing party is greater than [***] of the amount due for the entire period being examined, in which case the other party will pay the cost charged by such accounting firm for such review. Should the audit lead to the discovery of a discrepancy to the other party ‘s detriment, such other party may credit the amount of the discrepancy, without interest, against future payments payable to the auditing party under this Agreement or the Cell Line License Agreement, as applicable, and if there are no such payments payable, then the auditing party shall pay to the other party the amount of the discrepancy, without interest, within [***] of the auditing party’s receipt of the report.

7.9	Taxes.

7.9.1

Withholding. In the event that any Applicable Law requires WuXi to withhold taxes with respect to any payment to be made by WuXi pursuant to this Agreement, WuXi will notify the Vir of such withholding requirement prior to making the payment to Vir and provide such assistance to Vir, including the provision of such standard documentation as may be required by a tax authority, as may be reasonably necessary in Vir’s efforts to claim an exemption from or reduction of such taxes. WuXi will, in accordance with such Applicable Law withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish Vir with proof of payment of such taxes within [***] following the payment. If taxes are paid to a tax authority, WuXi shall provide reasonable assistance to Vir to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.

7.9.2

VAT. All payments due to Vir from WuXi pursuant to this Agreement shall be paid exclusive of any value-added tax (“VAT”) (which, if applicable, shall be payable by WuXi upon receipt of a valid VAT invoice). If Vir determines that it is required to report any such tax, WuXi shall promptly provide Vir with applicable receipts and other documentation necessary or appropriate for such report. For clarity, this Section 7.9.2 is not intended to limit WuXi’s right to deduct value-added taxes in determining Net Sales.

8.	IP OWNERSHIP; PATENT MATTERS

8.1	Ownership.

8.1.1

Background Technology. Each Party will own all right, title and interest in its Background Technology. Vir may update Schedule 1.99 with additional Vir Background Technology to be used under one or more Development Plans from time to time, and WuXi may update Schedule 1.110 with additional WuXi Background Technology to be used under one or more Development Plans from time to time.

8.1.2

Collaboration Technology. Ownership of Collaboration Technology shall follow inventorship. Inventorship will be determined according to United States Patent Law (without reference to any conflict of law principles). For clarity, the terms of the MSA shall determine ownership of inventions or improvements arising under any Development Work Order or the MSA, including in connection with any Initial Development Activities (a “MSA Invention”), and any such MSA Invention shall be included in each Party’s Background Technology and within the licenses granted under this Agreement. WuXi, on behalf of itself and its Affiliates, hereby grants and agrees to grant to Vir a fully paid up, perpetual, worldwide, non-exclusive license, with a right to grant sublicenses, under Collaboration Technology solely owned by WuXi, solely to the extent such Collaboration Technology claims an Improvement to Vir Background Technology, to Exploit such

Improvement to Vir Background Technology for all purposes. Vir, on behalf of itself and its Affiliates, hereby grants and agrees to grant to WuXi a fully paid up, perpetual, worldwide, non-exclusive license, with a right to grant sublicenses, under Collaboration Technology solely owned by Vir, solely to the extent such Collaboration Technology claims an Improvement to WuXi Background Technology, to Exploit such Improvement to WuXi Background Technology for all purposes.

8.1.3

Practice Under and Other Use of Joint Collaboration Technology. Subject to the rights and licenses granted to, and the obligations of, each Party pursuant to this Agreement and, if applicable, the License Agreements, the Parties will jointly own all jointly invented Collaboration Technology (the “Joint Collaboration Technology”), and each Party shall be entitled to the free use and enjoyment of all such Joint Collaboration Technology. Subject to the rights granted under and the restrictions set forth in this Agreement, including in each Party’s respective territory, neither Party will have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign, or otherwise exploit any Joint Collaboration Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the applicable Law of any jurisdiction to require any such approval or accounting. To the extent any further consent is required to enable a Party to so license or exploit its interest in the Joint Collaboration Technology, the other Party may not unreasonably withhold consent to such request, and shall deliver such consent, if applicable, promptly upon such Party’s reasonable request.

8.2

Disclosure of Inventions. Each Party will promptly disclose to the other Party all Inventions made in the course of performing any Development and Manufacturing Activities that such Party makes, conceives, discovers, or otherwise generates, whether solely or jointly with others, within [***] of becoming aware of such Invention, including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto.

8.3	Joint Collaboration Patent Rights.

8.3.1

Filing, Prosecution, and Maintenance. Except as otherwise agreed by the Parties, each Party will own a joint undivided interest in each Joint Collaboration Patent Right. Subject to the terms of this Agreement, (a) WuXi will have the first right, but not the obligation, to prepare, file, prosecute, and maintain any Joint Collaboration Patent Rights that claim inventions that specifically relate to any Manufacturing Process, or the Manufacture of Products or Antibodies, and (b) Vir shall have the first right, but not the obligation to prepare, file, prosecute, and maintain any Joint Collaboration Patent Rights that claim inventions that specifically relate to the composition or method of use of Antibodies or Products, in each case of (a) or (b), throughout the world using patent counsel selected by the prosecuting Party in the name of both Parties. The prosecuting Party (the “Prosecuting Party”) shall periodically inform the other Party of all material steps with respect to the preparation, filing, prosecution and maintenance of the Joint Collaboration Patent Rights, including by providing such other Party with a copy of all material submissions to any patent office (including the text of each patent application) and all substantive correspondence received from any patent office with respect to the Joint Collaboration Patent Rights, as applicable, sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the other Party to review and comment thereon (including providing comments with respect to any decision to file or not to file in a given jurisdiction). The Prosecuting Party shall (a) consider in good faith the requests and suggestions of the other Party with respect to such drafts and with respect to strategies for filing and prosecuting the Joint Collaboration Patent Rights (including the jurisdictions in which to prosecute and not prosecute) and (b) shall incorporate all such reasonable comments timely provided by the other Party, provided that the Prosecuting Party shall have the final authority over such prosecution decisions. The non-prosecuting Party will (i) upon the Prosecuting Party’s request, reasonably assist the Prosecuting Party in connection therewith, and (ii) reimburse the Prosecuting Party for [***] of the reasonable costs and expenses incurred by the Prosecuting Party in preparing, filing, prosecuting, and maintaining such Joint Collaboration Patent Rights, which reimbursement will be made pursuant to invoices submitted no more often than once per Calendar Quarter, and within [***] following the end of the Calendar Quarter.

8.3.2

Background Patents. Each Party will be responsible for the preparation, filing, prosecution, maintenance, defense and extension of Patent Rights claiming Improvements to such Party’s Background Technology and any other Inventions made solely by or on behalf of a Party that are not otherwise included in the Joint Collaboration Technology.

8.3.3

Abandonment. If the Prosecuting Party at any time wishes to abandon or decline to prosecute any Joint Collaboration Patent Rights or otherwise declines to share in its 50% of the costs thereof, then on a country by country basis, the Prosecuting Party will provide the other Party with written notice of such election at least [***] prior to the deadline for filing any such prosecution action for such Patent Right or the date on which the abandonment of any such Patent Right would become effective, in which event, (a) the Prosecuting Party will have no responsibility for any expenses incurred in connection with such Joint Collaboration Patent Right after delivery of such written notice, (b) the other Party will have the right to continue and control prosecution and maintenance of the Joint Collaboration Patent Rights, and (c) if such other Party elects to continue prosecution or maintenance, then the Prosecuting Party, upon the other Party’s request, will execute such documents and perform such acts, at such other Party’s expense, as may be reasonably necessary to (i) assign to the other Party all of the Prosecuting Party’s rights, title, and interests in and to such Joint Collaboration Patent Right and (ii) permit the other Party to file, prosecute, and maintain such Joint Collaboration Patent Right. For clarity, if the Prosecuting Party abandons any Joint Collaboration Patent Right, and also declines to share in its 50% of the costs thereof following such abandonment and assignment to the other Party, then such Joint Collaboration Patent Right will thereafter no longer be considered a Joint Collaboration Patent Rights, and such Patent Right be solely owned by such other Party and included within such Party’s Background Technology.

8.4	Enforcement of Joint Collaboration Patent Rights.

8.4.1

Notice. If either Party becomes aware of any potential infringement of any Joint Collaboration Patent Right anywhere in the world, then such Party will promptly notify the other Party in writing. The Parties will discuss in good faith through the JSC which Party should take the lead take action to obtain a discontinuance of the infringement or bring suit against the Third Party infringer of any Joint Collaboration Patent Right, provided that in the event of a dispute, the Prosecuting Party with respect to a given Joint Collaboration Patent Right shall have the first right, but not the obligation to enforce such Joint Collaboration Patent Right, and provided that WuXi will have the first right to enforce any Joint Collaboration Patent Right in the WuXi Territory. The enforcing Party will have the right to cause the other Party to join as a party plaintiff to any such suit, at the enforcing Party’s expense, where such joinder is necessary for the enforcement of any such Joint Collaboration Patent Right. If, after [***] after the date of notice of such infringement, the Party chosen by the JSC to enforce any Joint Collaboration Patent Right has not obtained a discontinuance of infringement of any such Joint Collaboration Patent Right, or filed suit against such Third Party infringer or provided the Party not chosen by the JSC with information and arguments demonstrating to the Party not chosen by the JSC’s reasonable satisfaction that there is insufficient basis for the allegation of such infringement, then the Party not chosen by the JSC will have the right, but not the obligation, to bring suit against such Third Party infringer of such Joint Collaboration Patent Right with the Party chosen by the JSC’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed.

8.4.2

Recoveries. Each Party will bear its own expenses in connection with any enforcement action taken by such Party in connection with Joint Collaboration Patent Rights. Any recovery obtained by either Party as a result of any proceeding against a Third Party infringer will be allocated as follows: (a) each Party will be reimbursed pro rata for all out-of-pocket litigation costs incurred by that Party; and (b) after such reimbursement, the Parties will share equally the remaining portion of any such recovery.

9.	TREATMENT OF CONFIDENTIAL INFORMATION

9.1

Nondisclosure and Non-Use. Each Party agrees that, during the Term and for a period of [***] thereafter, the Receiving Party receiving Confidential Information of the Disclosing Party (or that has received any such Confidential Information from the other Party prior to the Effective Date) will (a) maintain in confidence such Confidential Information using the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value; (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below; and (c) not use such Confidential Information for any purpose except those expressly permitted by this Agreement.

9.2	Exceptions. The obligations under Section 9.1 will not apply with respect to any portion of the other Party’s Confidential Information that the Receiving Party can demonstrate:

9.2.1	was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or restrict its use, prior to disclosure by the Disclosing Party;

9.2.2

is subsequently lawfully disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation on the Receiving Party to keep it confidential or restrict its use;

9.2.3

is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, through no wrongful act, fault or negligence on the part of such Receiving Party; or

9.2.4

is independently developed by employees, contractors, consultants, or agents of the Receiving Party or any of its Affiliates through activities outside of the Development Program (including any Initial Manufacturing Activities) without the aid, application, or use of Confidential Information of the Disclosing Party.

9.3

Authorized Disclosure. To the extent (and only to the extent) that it is reasonably necessary to fulfill its obligations or exercise its rights under this Agreement, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:

9.3.1	to an Approved CMO in connection with Transitioned Manufacturing (and subsequent Manufacture of Products) under Article 5;

9.3.2	filing or prosecuting patent applications and enforcing and defending Patent Rights, in each case, in accordance with this Agreement;

9.3.3

pursuing regulatory filings provided that the Disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information so disclosed outside the applicable governmental authority and to otherwise maintain the confidentiality of such Confidential Information;

9.3.4	prosecuting or defending litigation under this Agreement;

9.3.5	subject to Section 9.4, complying with applicable Law and with judicial process, if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance;

9.3.6

disclosing, in connection with the performance of this Agreement and solely on a need-to-know basis, to Subcontractors, actual or potential Sublicensees or academic or collaboration partners, including any Subcontractor, or to its Affiliates or its or its Affiliates’ respective employees, contractors (including clinical investigators), consultants or agents; provided that each of the foregoing, prior to any disclosure, is bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 9.

9.3.7

disclosing to the members of its board of directors and its attorneys, independent accountants, financial advisors, actual or potential lenders, acquirers, licensors, financing sources, or investors; provided that each of the foregoing, prior to any disclosure, is bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 9, provided further that such disclosure is only made on a reasonable need-to-know basis.

The Receiving Party will remain responsible for any failure by any Third Party who receives Confidential Information pursuant to this Section 9.3 to treat such Confidential Information as protected under this Article 9.

If and whenever any Confidential Information is disclosed in accordance with this Section 9.3, such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such permitted disclosure results in a public disclosure of such information (other than by breach of this Agreement). Where reasonably possible and subject to Section 9.4, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to Section 9.3.1 through Section 9.3.5 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

9.4

Required Disclosure. A Receiving Party may disclose the Disclosing Party’s Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by Law; provided that, if permitted, the Receiving Party will notify the Disclosing Party promptly upon receipt thereof, giving (where practicable) the Disclosing Party sufficient advance notice to permit it to oppose, limit, or seek confidential treatment for such disclosure, and to file for patent protection if relevant. In any event, the Receiving Party will furnish only that portion of the Confidential Information that it is advised by counsel is legally required, whether or not a protective order or other similar order is obtained by the Disclosing Party.

9.5

Publicity; Publications. Neither Party will use the name, insignia, symbol, trademark, trade name, or logotype of the other Party or its Affiliates in any publication, press release, promotional material, external presentation or other form of publicity without the prior written consent of the other Party, and neither Party will identify the other Party as an actual or potential investor, strategic or collaboration partner, licensee, or acquirer of such Party without the prior written consent of the other Party, except for those disclosures authorized under Section 9.2 or Section 9.4 or made pursuant to this Section 9.5. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby, including the Discovery Data, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned, or delayed. Notwithstanding any provision to the contrary set forth in this Agreement, any disclosure that is required by Law or the rules of a securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made subject to the following terms of this Section 9.5. The Parties agree that any such announcement will not contain business or technical information that is the Confidential Information of the Party not subject to such disclosure obligation and, if disclosure of such business or technical information is required by Law, then the Parties will use reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information that is disclosed to a Governmental Authority. Each Party agrees to provide to the other Party a copy of any public announcement or disclosure required by Law regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release or disclosure. Each Party will use Commercially Reasonable Efforts to provide the other Party with an advance copy of any such announcement or disclosure required by Law at least [***] prior to its scheduled release or disclosure. Each Party will have the right to expeditiously review and recommend changes to any such announcement or disclosure and, except as otherwise required by Law or on the advice of the Party’s counsel whose announcement or disclosure has been reviewed, such Party will remove any information the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any announcement, similar publicity, or disclosure that has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval so long as such information remains accurate and reasonably up to date so as not to be misleading.

10.	REPRESENTATIONS AND WARRANTIES

10.1	Mutual Representations. Each Party hereby represents and warrants as of the Effective Date that:

10.1.1	it is a corporation duly organized, validly existing, and in good standing under the Laws of the country of its incorporation;

10.1.2

the execution and delivery of this Agreement and the performance of the transactions and other matters contemplated by this Agreement have been duly authorized by all appropriate corporate actions of such Party;

10.1.3

this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by the Parties does not conflict with any agreement or understanding, whether written or oral, to which such Party is a party or by which it is bound;

10.1.4

none of the execution, delivery, or the performance by such Party of this Agreement, nor the consummation by such Party of the transactions and other matters contemplated hereby will: (a) require the consent of any Person, violate or conflict with, or result in a breach of, any provision of, or constitute a default under (or, with notice or lapse of time or both, would constitute a default under) any agreement, whether written or oral, that would result in a material adverse effect; or (b) violate or conflict with any Applicable Law or court order applicable to such Party or to which the assets of such Party are subject or bound that would result in a material adverse effect;

10.1.5	Each Party has the full right and legal capacity to grant the rights granted to the other Party hereunder without violating the rights of any Third Party;

10.1.6

there are no consents, approvals, permits, authorizations, waivers, or other actions by, or filings with or notifications to, any Governmental Authority that are required to be obtained or made by such Party in connection with the execution, delivery, or performance by such Party of this Agreement or the performance of such Party’s obligations hereunder;

10.1.7

such Party is not currently subject to any agreement (whether written or oral) between such Party and any other Person, or to any outstanding order, judgment or decree of any court or administrative agency, that restricts such Party in any way from granting the rights to the other Party hereunder;

10.1.8

to such Party’s Knowledge, no Person is infringing or threatening to infringe or misappropriate any Intellectual Property Rights Controlled by such Party that are licensed to the other Party hereunder;

10.1.9

to such Party’s Knowledge, no Patent Rights Controlled by such Party that are licensed to the other Party hereunder are subject to any threatened or ongoing dispute regarding the inventorship or ownership of any rights contained therein; and

10.1.10

such Party has enforceable written agreements with all of its employees who (a) may perform services under the Development Program assigning to such Party ownership of (and waive any moral rights to) all intellectual property rights created in the course of their employment, or otherwise sufficient for such Party to comply with its obligations hereunder; or (b) may receive the other Party’s Confidential Information otherwise sufficient for such Party to comply with its obligations under Article 9.

10.2	No Other Warranties. Nothing in this Agreement is or will be construed as:

10.2.1	a warranty or representation by either Party as to the validity or scope of any patent application or patent licensed hereunder; and

10.2.2	a warranty or representation that the Development Program will be successful in developing products that will be successfully developed and commercialized.

10.3

Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR AS TO THE SUCCESS OR LIKELIHOOD OF SUCCESS OF THE RESEARCH UNDER THIS AGREEMENT, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

11.	CERTAIN GENERAL COVENANTS

11.1	WuXi and Vir General Covenants. Each Party covenants to the other Party that, from the Effective Date and during the Term, such Party will perform and observe the following covenants and provisions:

11.1.1

Corporate Existence. It will maintain its corporate existence in good standing in the jurisdiction of its incorporation and the qualification in each other foreign jurisdiction in which it does business, except where the failure to maintain such foreign qualification would not have a material adverse effect on the business, operations, or financial condition of such Party.

11.1.2

Compliance with Laws. Each Party will comply with all applicable Laws, including Anti-Corruption Laws, the noncompliance with which could adversely affect its business, operations, or condition (financial or otherwise) or adversely affect the ability of each Party to consummate the transactions and other matters contemplated by this Agreement. None of such Party’s employees, agents, or contractors will, directly or indirectly, engage in any activities that violate any Anti-Corruption Law (a) in order to influence official action of any government official, or (b) with the intention of or as a condition to inducing any person to carry out a duty or function improperly or to reach a favorable decision on an improper basis, in each case, in connection with the activities contemplated under this Agreement.

11.1.3

Maintenance of Insurance. Each Party will maintain insurance with insurance companies or associations that such Party reasonably believes to be financially sound and reputable, in such amounts and covering such risks, as determined by such Party’s board of directors in good faith, as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Party operates.

11.2	Vir and WuXi Covenants. Each Party covenants and agrees that, from the Effective Date and during the Term, such Party will perform and observe the following covenants and provisions:

11.2.1

Confidentiality and Invention Assignment Agreements; Controls. Each Party will obtain and maintain enforceable written agreements with all of its employees, and will use reasonable efforts to obtain and maintain enforceable written contracts with its Subcontractors, consultants, and agents who may perform activities in furtherance of the Development Program or receive the other Party’s Confidential Information (a) assigning to such Party’s ownership of (and waiving any moral rights to), all intellectual property rights created in the course of their employment or service, or otherwise sufficient for such Party to comply with its obligations; and (b) agreeing to keep Confidential Information of Vir and WuXi confidential (and otherwise sufficient for such Party to comply with its obligations under Article 7 regarding the other Party’s Confidential Information). In addition, such Party will adopt and publish internal policies and take all other necessary and reasonable steps to protect and preserve the confidentiality of its trade secrets and other proprietary and confidential information, and all disclosure of such information to, and use by, any Third Party (other than (i) competent regulators, accountants and counsel, in each instance acting in their professional capacities, or (ii) pursuant to an applicable governmental order) has been pursuant to the terms of a written confidentiality agreement between such Third Party and such Party.

11.2.2

Notice of Infringement. If such Party learns of any actual, alleged, or threatened infringement by a Third Party of the Joint Collaboration Patent Rights, then such Party will promptly notify the other Party, and such Party and will provide the other Party with available evidence of such infringement.

11.2.3

Qualified Personnel. Such Party will ensure that (a) neither such Party nor any employee, agent or Subcontractor of such Party that will be involved in the conduct of the Development Program has been debarred under Subsection (a) or (b) of Section 306 of the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. §335a); (b) no Person who has been debarred under Subsection (a) or (b) of Section 306 of such Act will be employed by such Party or any Sublicensee or Subcontractor of such Party in the conduct of the Development Program; and (c) no Person on any of the FDA clinical investigator enforcement lists will participate in the conduct of the Development Program. Such Party will promptly notify the other Party in writing if, at any time, such Party becomes aware of any facts or circumstances that would make the preceding statements untrue or inaccurate in any respect, specifying such facts or circumstances in reasonable detail.

12.	INDEMNIFICATION

12.1

Indemnification by WuXi. Subject to Section 12.3, WuXi will indemnify, defend, and hold harmless the Vir Indemnitees from and against any and all losses, damages, fees, expenses, settlement amounts, and costs (including reasonable attorneys’ fees and witness fees) (collectively, “Losses”) arising from any Third Party claim, arising out of (a) any breach by WuXi of its representations, warranties, or covenants made under this Agreement; or (b) gross negligence or willful misconduct of WuXi or its Affiliates or its or their Sublicensees, or any of their employees, contractors, or agents, in connection with this Agreement or the performance WuXi’s obligations or exercise of WuXi’s rights under this Agreement; provided that the foregoing indemnity will not apply to the extent that any such Losses (i) are attributable to the gross negligence or willful misconduct of any Vir Indemnitees, or (ii) are otherwise subject to an obligation by Vir to indemnify the WuXi Indemnitees under Section 12.2.

12.2

Indemnification by Vir. Subject to Section 12.3, Vir will indemnify, defend, and hold harmless the WuXi Indemnitees from and against any and all Losses arising from a Third Party claim, arising out of (a) any breach by Vir of its representations, warranties, or covenants made under this Agreement; or (b) gross negligence or willful misconduct of Vir or its Affiliates or its or their Sublicensees, or any of their employees, contractors, or agents, in connection with this Agreement or the performance Vir’s obligations or exercise of Vir’s rights under this Agreement; provided, however, that the foregoing indemnity will not apply to the extent that any such Losses (i) are attributable to the gross negligence or willful misconduct of any WuXi Indemnitees; or (ii) are otherwise subject to an obligation by WuXi to indemnify the Vir Indemnitees under Section 12.1 (Indemnification by WuXi).

12.3

Indemnification Procedures. If any Indemnitee is seeking indemnification under Section 12.1 or Section 12.2 from a Party (the “Indemnifying Party”), then such seeking Party will notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party (on behalf of itself and such Indemnitee) will permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and will cooperate as reasonably requested (at the expense of the Indemnifying Party) in the defense of the claim. The indemnification obligations under this Article 12 will not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action, or other proceeding if such settlement is effected without the written consent of the Indemnifying Party. The Indemnifying Party will not unreasonably withhold, condition, or delay its consent to a settlement solely for monetary consideration that is proposed by the Indemnitee. The Indemnitee, its employees and agents, will reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by Section 12.1 or Section 12.2.

12.4

LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF ARTICLE 9, FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 12, OR FOR ANY LIABILITY ARISING FROM A PARTY’S FRAUD OR WILLFUL MISCONDUCT, NEITHER PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBLICENSEES, WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY DIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, OR LOST PROFITS OR REVENUES ARISING OUT OF OR RESULTING FROM THIS AGREEMENT, REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE).

13.	TERM AND TERMINATION

13.1

Term; Termination. The term of this Agreement (the “Term”) will commence on the Effective Date and will continue until the expiration of all of WuXi’s payment obligations to Vir hereunder, unless earlier terminated in accordance with this Section 13.1, provided that Vir’s payment obligation shall expire in accordance with the Term of the Cell Line License Agreement. This Agreement may be terminated as follows (each of the following, a “Termination Event”):

13.1.1	in its entirety, by written agreement of each Party;

13.1.2

from and after the first anniversary of the Effective Date, by WuXi with respect to the entire Agreement, or on a Product-by-Product basis, in either case, effective upon ninety (90) days’ prior written notice to Vir;

13.1.3

by either Party, with respect to the entire Agreement, if the other Party materially breaches this Agreement and fails to cure such breach within sixty (60) days after receiving written notice thereof.

13.2

Effects of Expiration or Termination. Upon the occurrence of a Termination Event pursuant to Section 13.1 then, except as otherwise stated in Section 13.4, the following will apply as of the effective date of termination:

13.2.1

Except in the case of termination by WuXi for Vir’s material breach under Section 13.1.3, all rights and licenses granted by Vir to WuXi in this Agreement will immediately terminate. In the event that this Agreement is terminated by WuXi under Section 13.1.3, however, all rights and licenses granted by Vir to WuXi shall remain effect and shall automatically become perpetual and irrevocable, subject to WuXi continuing to meet all payment obligations to Vir under Sections 7.1 and 7.3 as if this Agreement remained in force, provided that the percentages applicable to royalties and sublicense revenue shall be reduced by [***];

13.2.2

In the event of termination by WuXi for convenience under Section 13.1.2, or by Vir for WuXi’s material breach under Section 13.1.3, all rights and licenses granted by WuXi to Vir set forth herein with respect to WuXi Technology in connection with the Development, Manufacture and Commercialization of Products will remain in force, provided that on a country-by-country basis, and if Vir Develops and Commercializes, following such termination, any product that would have been a Product if Developed and Commercialized under this Agreement, and the manufacture or sale of such Product in such country is Covered by [***]), then Vir shall pay to WuXi a royalty on net sales of such Reversion Products (applied mutatis mutandis as if such sales were Net Sales under this Agreement) equal to (a) [***] on net sales of Reversion Products in the Vir Territory, and (b) [***] on net sales of Reversion Products in the countries of the WuXi Territory, provided that where the termination is for WuXi’s material breach, the foregoing royalty rates will each be reduced by [***];

13.2.3

Except in the case of termination by WuXi for Vir’s material breach under Section 13.1.3, WuXi will transfer to Vir, at Vir’s reasonable expense, within [***] following the effective date of such termination, all Regulatory Filings and Regulatory Approvals Controlled by WuXi in relation to Products;

13.2.4

If WuXi has not conducted a transition and technology transfer of Manufacturing under Sections 5.3 and 5.4 prior to the effective date of termination, WuXi shall cooperate with Vir to effect such Transitioned Manufacturing in accordance with the terms of Sections 5.3 and 5.4 as soon as reasonably practicable (and in any case within [***] following termination), at Vir’s reasonable expense; and

13.2.5	Each Party will cooperate in good faith to wind down any then-ongoing activities under the Development Plan.

13.3	Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 13 are in addition to any other relief and remedies available to either Party at law.

13.4

Surviving Provisions. Notwithstanding any provision to the contrary set forth in this Agreement, the rights and obligations of the Parties set forth in Articles 1, 9, 12, 14 and 15, and Sections 3.8 (with respect to Materials transferred by either Party prior to the effective date of termination), 7.5 through 7.7 (with respect to payments due prior to the effective date of termination), 7.8, 7.9, 8.1, 10.3 and 13.2, as well as any rights or obligations otherwise accrued hereunder, will survive the expiration or termination of this Agreement for any reason.

14.	DISPUTES

14.1

Disputes. Except as otherwise set forth in this Agreement, disputes of any nature arising under, relating to, or in connection with this Agreement (“Disputes”) will be resolved pursuant to this Article 14.

14.2

Executive Officer Escalation. In the event of any Dispute between the Parties is not resolved on an informal basis within [***] from receipt of a written notice of a Dispute, either Party may, by written notice to the other, have such Dispute referred to the Executive Officers (or their designee, which designee is required to have decision-making authority on behalf of such Party), who will attempt to resolve such Dispute by negotiation and consultation for a [***] period following receipt of such notice. The Executive Officers (or their designees, as applicable) will use good faith efforts to resolve any such Dispute so referred to them as soon as practicable, and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties.

14.3	Arbitration.

14.3.1

If the Parties are unable to resolve any dispute or claim between them through good faith negotiation or by escalation under Section 14.2, all disputes arising out of or relating to this Agreement and any activities conducted by the Parties hereunder, including any question regarding its formation, existence, validity, interpretation, performance, breach or termination, or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat, or legal place, of arbitration shall be Hong Kong. The number of arbitrators shall be three. Each party shall nominate one arbitrator and the two party-nominated arbitrators shall nominate the third arbitrator, who shall serve as the presiding arbitrator, within [***] after the second arbitrator’s appointment. The language of the arbitration shall be English and each arbitrator must have experience in the biotechnology, pharmaceutical, diagnostic or medical device industry, and each arbitrator must be fluent in English.

14.3.2

The existence and content of the arbitral proceedings and any ruling or awards shall be kept confidential by the Parties and members of the arbitral tribunal except (a) to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (b) with the consent of all Parties, (c) where needed for the preparation or presentation of a claim or defense in the arbitration, (d) where such information is already in the public domain other than a result of a breach of this clause, or (e) by order of the arbitral tribunal upon application of a Party.

14.3.3

The arbitration award shall be final and binding on the Parties, and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction.

15.	MISCELLANEOUS

15.1

Management of Human Genetic Resources in China. If any Development Activities (or any activities performed under a Development Work Order) involve the management of China’s human genetic resources, then the Regulation of the People’s Republic of China on the Administration of Human Genetic Resources (the “Regulation”) shall apply, and the relevant service or activity shall be implemented only after the approval of the applicable Regulatory Authority in the WuXi Territory is obtained, or all necessary filings are completed in accordance with the requirements of the Regulation. The Parties shall cooperate with each other in good faith and in a timely fashion to complete all required filing requirements and obtain any approval required under the Regulation.

15.2

Notices. All notices that are required or permitted hereunder will be in writing and sufficient if delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as follows (with a courtesy copy sent by email, which will not constitute notice):

If to Vir:

Vir Biotechnology, Inc.

499 Illinois Street

San Francisco, CA 94158, USA

[***]

With a copy to (which will not constitute notice hereunder):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

[***]

If to WuXi:

WuXi Biologics (Hong Kong) Limited

Building 1, 288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai, China 200131

[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) on the Business Day after dispatch if sent by internationally-recognized overnight courier; or (b) on the fifth Business Day after dispatch if sent by registered or certified mail, postage prepaid, return receipt requested.

15.3	Governing Law. This Agreement will be construed, interpreted, and applied in accordance with the laws of the state of New York (excluding its body of law controlling conflicts of law).

15.4

Entire Agreement; Amendment. This Agreement and the other agreements referred to herein, including the MSA (and associated quality agreement) and the Cell Line License Agreement, in each case as amended from time to time, constitute the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. For the avoidance of doubt, all intellectual property, materials, and data made, conceived, discovered, or otherwise generated by a Party, or exchanged by and between the Parties, under the MSA will be deemed to have been made, conceived, discovered, or otherwise generated by a Party, or exchanged by the Parties under the MSA, and will be subject to the terms thereof. No modification of this Agreement will be effective unless in writing with specific reference to this Agreement and signed by the Parties.

15.5

Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof will in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term will be deemed as a continuing waiver of such condition or term or of another condition or term.

15.6	Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

15.7

Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned, delegated, or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other, except that either Party may assign this Agreement and it rights and obligations hereunder in whole or in part to an Affiliate of such Party or in whole to its successor-in-interest in connection with a Change of Control of such Party. Any purported assignment in violation of this Section 15.7 (Assignment) will be null, void, and of no legal effect. The terms and conditions of this Agreement will be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

15.8

Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder (including any obligations specified hereunder to be performed under any Development Work Order or the MSA) through any of its Affiliates. Notwithstanding anything to the contrary in the MSA, each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement (or the MSA, as applicable), and shall cause its Affiliates to comply with the provisions of this Agreement (or the MSA, as applicable) in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement (or the MSA, as applicable) shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

15.9

Construction. The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

15.10

Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder” and words of similar import, will each be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Schedules, or Exhibits will be construed to refer to Articles, Sections, Schedules, or Exhibits of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” “approve,” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

15.11

Severability. If any provision of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then-current applicable Law from time to time in effect during the Term, it is the intention of the Parties that such provision be deemed to be severed from this Agreement and the remainder of this Agreement will not be affected thereby. The Parties agree to renegotiate any such severed provision in good faith in order to provide a reasonably acceptable, valid alternative to the severed provision, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

15.12	Status. Nothing in this Agreement is intended or will be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

15.13

Section 365(n). All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code. The Parties agree that each Party, as licensee, may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets. The Parties further agree that, in the event that a Party elects to retain its rights as a licensee under such Code, such Party will be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology will be delivered to the licensee Party not later than:

(a)	the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under the Agreement; or

(b)	if not delivered under Section 15.13(a) (Section 365(n)) above, upon the rejection of this Agreement by or on behalf of the licensor, upon written request.

Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

15.14

Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.15

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, by digital or telephonic facsimile transmission, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

WUXI BIOLOGICS (HONG KONG) LIMITED.		VIR BIOTECHNOLOGY, INC.

By:	/s/ Chris Chen	By:	/s/ George Scangos
Name: Zhisheng (Chris) Chen, Ph.D. Title: Chief Executive Officer		Name: George Scangos, Ph.D. Title: President and Chief Executive Officer

Signature Page to Development and Manufacturing Collaboration Agreement

Schedule 1.13

Amendment to Cell Line License Agreement

[See attached]

[***]

Schedule 1.99

Vir Background Technology

[***]

Schedule 3.1.1

Draft Development Plan and Allocation of Development Activities

1)	CMC Development and Manufacturing - Generation 1 Process

WuXi Bio shall be responsible for conducting all of the activities in Table 1 [***].

Table 1: Generation 1 (“Gen1”) Development and Manufacturing activities

Activity 1 – Feasibility Assessment	Duration

[***]	[***]

[***]	[***]

Activity 2 – Platform Method/Process/Formulation Evaluation	Duration

[***]	[***]

[***]	[***]

[***]	[***]

Activity 3 – Non-GMP Manufacturing (50L)	Duration

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Activity 4 – cGMP Manufacturing (200L)	Duration

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Activity 5 – Stability Studies	Duration

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

2)	CMC Development and Manufacturing—Generation 2 Process

WuXi Bio shall be responsible for conducting all of the activities in Table 2 [***] in accordance with Section 5.1.

Table 2: Generation 2 (“Gen2”) Development and Manufacturing activities

Activity 1 – Cell Line Construction and Development	Duration

[***]	[***]

[***]	[***]

[***]	[***]

Activity 2 – Cell Banking and Testing	Duration

[***]	[***]

[***]	[***]

Activity 3 – Assay Transfer and Qualification	Duration

[***]	[***]

Activity 4 – Abbreviated Process and Formulation Development	Duration

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Activity 5 – cGMP Manufacturing (200/500L)	Duration

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Activity 6 – Stability Studies	Duration

[***]	[***]

[***]	[***]

3)	Preclinical and Regulatory Development Activities

WuXi Bio shall be responsible for conducting all of the activities in Table 3 [***] with Section 5.1 unless indicated otherwise in Table 3. Details and timing for each of the Activities in Table 3 will be discussed and agreed by the JSC.

Table 3: Preclinical and Regulatory Development activities

Activity 1 – Bioanalysis TK/ADA/Cytokine	Duration

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Activity 2 – General Toxicology/PK	Duration

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Activity 3 – Regulatory Activities

[***]	[***]

[***]	[***]

4)	Clinical Development Activities

[***]

Schedule 3.1.2

Development Work Order for Initial Development Activities

WORK ORDER 005

(Project ID: VIR-20200131)

This Work Order is dated February 4, 2020, and is between Vir Biotechnology, Inc. (“Vir”) and WuXi Biologics (Hong Kong) Limited (“Company”).

Except as expressly provided in this Work Order, he terms of the Master Service Agreement (“MSA”) between Vir Biotechnology, Inc. and WuXi Biologics (Hong Kong) Limited, [***] are hereby incorporated by reference into this work order. References to the MSA will be deemed to be references to this Work Order with the necessary modifications. Each capitalized term used but not defined in this Work Order has the meaning given in the MSA.

1.	[***]

2.	FEES; PAYMENT SCHEDULE

2.1	General Terms. Expenses, milestones, payment and default and other general terms are provided in the Terms and Conditions.

2.2	Service Fee and Payment. Refer to Appendix 1.

2.3	Payment Instructions. Unless an invoice provides otherwise, Client shall pay the invoice in USD by wire transfer to the account listed below:

Name	WuXi Biologics (Hong Kong) Limited
Address	[***]
Currency	[***]
Intermediate Bank:	[***]
Beneficiary Bank	[***]
Beneficiary	[***]
Beneficiary Account	[***]

3.	COMMUNICATIONS

3.1	Technical Communications. All technical communications required under this work order are to be sent via reputable international courier or email and addressed as follows:

If to Client:	If to Provider:

Vir Biotechnology, Inc 499 Illinois St., Suite 500 San Francisco, CA	WuXi Biologics (Hong Kong) Limited 288 FuTe Middle Rd Shanghai 200231

Confidential	1

WORK ORDER 005 Project ID VIR-20200131

[***]	[***]

Confidential	2

WORK ORDER 005 Project ID VIR-20200131

4.	DISPUTE RESOLUTION

4.1

If the Parties are unable to resolve any dispute or claim between them through good faith negotiation under Section 15.1 of the MSA, all disputes arising out of or relating to this Work Order and any Services provided hereunder, including any question regarding its formation, existence, validity, interpretation, performance, breach or termination, or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat, or legal place, of arbitration shall be Hong Kong. The number of arbitrators shall be three. Each Party shall nominate one arbitrator and the two Party-nominated arbitrators shall nominate the third arbitrator, who shall serve as the presiding arbitrator, within [***] after the second arbitrator’s appointment. The language of the arbitration shall be English.

4.2

The existence and content of the arbitral proceedings and any ruling or awards shall be kept confidential by the Parties and members of the arbitral tribunal except (a) to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (b) with the consent of all Parties, (c) where needed for the preparation or presentation of a claim or defense in the arbitration, (d) where such information is already in the public domain other than a result of a breach of this clause, or (e) by order of the arbitral tribunal upon application of a Party.

4.3

The arbitration award shall be final and binding on the Parties, and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction.

4.4	The dispute resolution provisions set forth in this Section 4 are expressly intended to replace and supersede Section 15.2 of the MSA.

Thus, this Work Order was executed on the date stated in the introductory clause.

Vir Biotechnology Inc. [***]	WuXi Biologics (Hong Kong) Limited [***]

Confidential	3

WORK ORDER 005 Project ID VIR-20200131

APPENDIX 1

DNA Synthesis and Cloning of 2019-nCoV Variants

Contract Services Proposal for Vir

Project ID VIR-20200131

Attention to:	[***]

From:	WUXI BIOLOGICS (HONG KONG) LIMITED

Technical Contact:	[***]
Business Contact:	[***]
Customer Service:	[***]

Date Issued:	[***]
Valid to:	[***]
Version:	[***]

The information in this quote and the other information that we provide to you in connection with this quotation process is confidential information of WuXi Biologics and is being provided to you on the condition that you will maintain its confidentiality. You may not disclose it to other parties or use it for other purposes. Similarly, we will maintain the confidentiality of the confidential information that you disclose to us in connection with this quotation process.

Confidential	4

WORK ORDER 005 Project ID VIR-20200131

Price Outline & Assumptions

WuXI Biologics Is providing a quote of [***] for Vir Biotechnology (“Client”).

The total duration of the project starting from DNA sequence analysis and cloning is expected to be approximately [***].

The total cost of this project to Client is [***]. These prices are subject to the assumptions and conditions stated in the Price Assumptions & Conditions section following the quotation tables below.

1)	Work Order Scope

The scope of Services for this Work Order is as follows:

Activity 1 – Cell Line Construction and Development	Price for Services	Duration
[***]	[***]	[***]
[***]	[***]

2)	Optional Services

The table below lists all the optional services and prices which WuXi Biologics offers. They are not included in the total quote above. They will be performed at extra cost only when requested by Vir.

Optional	Activities Price	Duration
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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WORK ORDER 005 Project ID VIR-20200131

3)	Price Assumptions and Conditions

1.	Invoicing will be as follows: [***]. Invoices are “billed and payable” in U.S. dollars only.

2.	This quote assumes [***].

3.	[***].

4.	[***].

5.	All report deliverables as defined will be issued using [***].

6.	The prices provided in this quote are good through [***].

Service Description

1.	Service: Cell Line Construction and Development

[***]

2.	Deliverables: Cell Line Construction and Development

[***]

3.	Facilities

[***]

Confidential	6